                                 AMENDED AND RESTATED

                          REVOLVING LOAN AND SECURITY AGREEMENT

                                       BETWEEN

                            SANWA BUSINESS CREDIT CORPORATION

                                         AND

                              THE ROACH ORGANIZATION, INC.

                                         AND

                             TRO LEARNING (CANADA), INC.

                                    Co-Borrowers

                              Dated as of March 5, 1997

                   TABLE OF CONTENTS

                                                              PAGE
                                                              ----
1.  DEFINITIONS...............................................   1
    1.1.  Account Debtor......................................   1
    1.2.  Accounts............................................   1
    1.3.  Accounts Report.....................................   1
    1.4.  Accumulated Funding Deficiency......................   1
    1.5.  Affiliate...........................................   2
    1.6.  Ancillary Agreements................................   2
    1.7.  and/or..............................................   2
    1.8.  Applicable Borrowing Margin.........................   2
    1.9.  Base Rate...........................................   2
    1.10. Base Rate Revolving Loan............................   2
    1.11. Borrower's Knowledge................................   2
    1.12. Borrowing Base......................................   2
    1.13. Borrowing Base Certificate..........................   2
    1.14. Business Day........................................   2
    1.15. Capital Leases......................................   3
    1.16. Charges.............................................   3
    1.17. Closing Date........................................   3
    1.18. Code................................................   3
    1.19. Collateral..........................................   3
    1.20. Contract Year.......................................   3
    1.21. Default.............................................   3
    1.22. Default Rate........................................   3
    1.23. Depository Bank.....................................   3
    1.24. Designated Rate.....................................   3
    1.25. Eligible Accounts...................................   4
    1.26. Eligible Installment Accounts.......................   4
    1.27. Eligible Inventory..................................   4
    1.28. Employee Benefit Plan...............................   4
    1.29. Environmental Laws..................................   4
    1.30. Environmental Lien..................................   4
    1.31. Equipment...........................................   5
    1.32. ERISA...............................................   5
    1.33. ERISA Affiliate.....................................   5
    1.34. Event of Default....................................   5
    1.35. Excess Interest.....................................   5
    1.36. Financials..........................................   5
    1.37. FISCAL YEAR.........................................   5
    1.38. Fixtures............................................   5
    1.39. General Intangibles.................................   5

    1.40. Guarantor...........................................   6
    1.41. Hazardous Materials.................................   6
    1.42. Indebtedness........................................   6
    1.43. Installment Accounts................................   6
    1.44. Interest Period.....................................   6
    1.45. Interest Rate Determination Date....................   6
    1.46. International Accounts..............................   6
    1.47. Inventory...........................................   6
    1.48. Inventory Report....................................   7
    1.49. Liabilities.........................................   7
    1.50. LIBOR Rate..........................................   7
    1.51. LIBOR Rate Revolving Loan...........................   7
    1.52. Lock Box Account....................................   7
    1.53. Lock Box Agreement..................................   7
    1.54. Maturity............................................   8
    1.55. Maximum Amount of the Revolving Loan................   8
    1.56. Multiemployer Plan..................................   8
    1.57. Non-Use Fee.........................................   8
    1.58. Operating Profit....................................   8
    1.59. Origination Date....................................   8
    1.60. Over Advance Facility...............................   8
    1.61. Participant.........................................   8
    1.62. PBGC................................................   8
    1.63. PERMITTED INDEBTEDNESS..............................   8
    1.64. PERMITTED SUBORDINATED INDEBTEDNESS.................   8
    1.65. Person..............................................   8
    1.66. Plan Administrator..................................   8
    1.67. Plan Sponsor........................................   8
    1.68. Prime Rate..........................................   9
    1.69. Prohibited Transaction..............................   9
    1.70. Reportable Event....................................   9
    1.71. Revolving Loan......................................   9
    1.72. Revolving Loan Account..............................   9
    1.73. Revolving Loan Year.................................   9
    1.74. Security Documents..................................   9
    1.75. SLOW MOVING INVENTORY...............................   9
    1.76. Special Collateral..................................  10
    1.77. Special Deposit Account.............................  10
    1.78. Special Deposit Agreement...........................  10
    1.79. Stock...............................................  10
    1.80. Subsidiary..........................................  10
    1.81. Telerate Screen.....................................  10
    1.82. Term Loan...........................................  10
    1.83. Term................................................  10

    1.84. Term Loan Rate......................................  10
    1.85. Total Facility......................................  10

2.  CREDIT FACILITY: GENERAL TERMS............................  11
    2.1.  Total Facility......................................  11
    2.2.  Revolving Loan......................................  11
    2.3.  Term Loan...........................................  12
    2.4.  Advances to Constitute One Revolving Loan...........  12
    2.5.  Interest Rate.......................................  13
    2.6.  Method of Borrowing; Method of Making Interest and
            Other Payments....................................  16
    2.7.  Term of Agreement...................................  17
    2.8.  Payments Prior to End of Term.......................  17
    2.9.  Closing Fees........................................  18
    2.10. Non-Use Fee.........................................  18
    2.11. Special Provisions Governing LIBOR Rate Revolving
            Loan..............................................  18
    2.12. Purposes............................................  20

3.  ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY.....................  21
    3.1.  Eligible Accounts...................................  21
    3.2.  Eligible Installment Accounts.......................  22
    3.3.  Eligible Inventory..................................  22

4.  PAYMENTS..................................................  23
    4.1.  Revolving Loan Account; Method of Making Payments...  23
    4.2.  Payment Terms.......................................  23
    4.3.  Collection of Accounts and Payments.................  24
    4.4.  Application of Payments and Collections.............  25
    4.5.  Statements..........................................  25

5.  COLLATERAL: GENERAL TERMS.................................  25
    5.1.  Security Interest and Mortgage......................  25
    5.2.  Disclosure of Security Interest.....................  26
    5.3.  Special Collateral..................................  26
    5.4.  Further Assurances..................................  26
    5.5.  Inspection and Field Reviews........................  26
    5.6.  Location of Collateral..............................  27
    5.7.  Lender's Payment of Claims Asserted Against
            Borrower..........................................  27

6.  COLLATERAL: ACCOUNTS......................................  27
    6.1.  Verification of Accounts............................  27
    6.2.  Assignments, Records and Accounts Report............  27
    6.3.  Notice Regarding Disputed Accounts..................  28
    6.4.  Sale or Encumbrance of Accounts.....................  28

7.  COLLATERAL: INVENTORY.....................................  28
    7.1.  Sale of Inventory...................................  28
    7.2.  Safekeeping of Inventory; Inventory Covenants.......  28
    7.3.  Records and Schedules of Inventory..................  28
    7.4.  Returned and Repossessed Inventory..................  29
    7.5.  Evidence of Ownership of Inventory..................  29

8.  COLLATERAL: EQUIPMENT.....................................  29
    8.1.  Maintenance of the Equipment........................  29
    8.2.  Evidence of Ownership of Equipment..................  29
    8.3.  Proceeds of the Equipment...........................  29

9.  WARRANTIES AND REPRESENTATIONS............................  30
    9.1.  General Warranties and Representations..............  30
    9.2.  Account Warranties and Representations..............  33
    9.3.  Inventory Warranties and Representations............  34
    9.4.  ERISA Warranties and Representations................  35
    9.5.  Automatic Warranty and Representation and
            Reaffirmation of Warranties and Representations...  37
    9.6.  Survival of Warranties and Representations..........  37

10. COVENANTS AND CONTINUING AGREEMENTS.......................  37
    10.1.  Affirmative Covenants..............................  37
    10.2.  Negative Covenants.................................  43
    10.3.  Contesting Charges.................................  46
    10.4.  Payment of Charges.................................  46
    10.5.  Insurance: Payment of Premiums.....................  46
    10.6.  Survival of Obligations Upon Termination of
             Agreement........................................  47

11. DEFAULT; EVENTS OF DEFAULT: RIGHTS AND REMEDIES...........  47
    11.1.  Defaults...........................................  47
    11.2.  Acceleration of the Liabilities....................  50
    11.3.  Remedies...........................................  50
    11.4.  Notice.............................................  51

12. CONDITIONS PRECEDENT TO DISBURSEMENT......................  51
    12.1.  Conditions Precedent to Funding on Origination
             Date.............................................  51
    12.2.  Conditions Precedent to Continued Funding..........  53
    12.3.  Conditions Precedent to Funding on the Closing
             Date.............................................  55

13. MISCELLANEOUS.............................................  55
    13.1.  Appointment of Lender as Borrower's Lawful
             Attorney-In-Fact.................................  55
    13.2.  Modification of Agreement: Sale of Interest........  56
    13.3.  Attorneys' Fees and Expenses: Lender's
             Out-of-Pocket Expenses...........................  56

    13.4.  Waiver by Lender...................................  57
    13.5.  Severability.......................................  58
    13.6.  Parties; Entire Agreement..........................  58
    13.7.  Conflict of Terms..................................  58
    13.8.  Waiver by Borrower.................................  58

14. GOVERNING LAW; SUBMISSION TO JURISDICTION.................  58
    14.1.  Notice.............................................  59
    14.2.  Release of Claims .................................  60
    14.3.  Representation by Counse ..........................  60
    14.4.  Counterparts.......................................  60
    14.5.  Lender's Waiver of Jury............................  60

                                         EXHIBITS

1.36     Financials

1.39     General Intangibles

1.53     Lock Box Agreement

1.78     Special Deposit Agreement

2.2(A)   Revolving Note

2.3      Term Note

3.3(B)   Location of Collateral

9.1(C)   Corporate or Fictitious Names

9.1(K)   Pending and Threatened Litigation

9.1(M)   Permitted Liens

9.1(S)   Trademarks, Brand Names, Copyrights, Patents and Patent Applications

9.4      Employment Benefit Plans

10.1(H)  Officer's Certificate

10.2(K)  Related Transactions with Affiliates

12.1(M)  Landlord's Waivers

                              AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT") IS MADE AS OF THE 5TH DAY OF MARCH, 1997, BY AND BETWEEN SANWA BUSINESS CREDIT CORPORATION, A DELAWARE CORPORATION ("LENDER") AND THE ROACH ORGANIZATION, INC., A DELAWARE CORPORATION ("ROACH") AND TRO LEARNING (CANADA), INC., A CANADIAN
CORPORATION ("TRO") (ROACH AND TRO ARE COLLECTIVELY, THE "BORROWER").


                              W I T N E S S E T H:

     WHEREAS, Borrower and Lender entered into a Loan and Security Agreement dated August 2, 1995 to make available to Borrower a credit facility in the amount of Ten Million Dollars ($10,000,000); and

     WHEREAS, Borrower desires to borrow additional funds and to obtain other financial accommodations from Lender, and Lender is willing to make certain loans and to provide other financial accommodations to Borrower upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extension of credit heretofore, now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto hereby agree as follows:

1.  DEFINITIONS.

    A.  GENERAL.

        1.1. "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account.

        1.2. "ACCOUNTS" shall mean all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter acquired by Borrower.

        1.3. "ACCOUNTS REPORT" shall mean a report delivered to Lender by Borrower, as required by Section 6.2, consisting of an aged trial balance of all of Accounts existing as of the date of such Accounts Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name, address and outstanding balance and the aging of such outstanding balance.

        1.4. "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning assigned to that term in Section 302 of ERISA.

        1.5. "AFFILIATE" shall mean any and all Persons which, in the reasonable judgment of Lender, directly or indirectly, own or control, are controlled by or are under common control with Borrower, and any and all Persons from whom, in the reasonable judgment of Lender, Borrower has not or is not likely to exhibit independence of decision or action. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    1.6. "ANCILLARY AGREEMENTS" shall mean all Security Documents and all agreements, instruments and documents, including without limitation, notes, guaranties, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower, or any other Person or delivered to Lender or any Participant with respect to this Agreement.

    1.7. "AND/OR" shall mean one or the other or both, or any one or more of all, of the things or Person in connection with which the conjunction is used.

    1.8. "APPLICABLE BORROWING MARGIN" shall mean (i) with respect to the Base Rate Revolving Loans, one and one-half percent (1.50%), and (ii) with respect to LIBOR Rate Revolving Loans, three and one-quarter percent (3.25%).

    1.9. "BASE RATE" shall mean the fluctuating interest rate equal to the Prime Rate plus the Applicable Borrowing Margin then in effect.

   1.10. "BASE RATE REVOLVING LOAN" shall mean the Revolving Loan, to the extent that it bears interest at the Base Rate.

   1.11. "BORROWER'S KNOWLEDGE" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known, of the respective officers, directors and managers of Borrower.

   1.12. "BORROWING BASE" shall have the meaning ascribed to it in Section
2.2.

   1.13. "BORROWING BASE CERTIFICATE" shall have the meaning ascribed to it in Section 12.2(B)(viii).

   1.14. "BUSINESS DAY" shall mean (i) for all purposes other than as specified in clause(b), any day, other than a Saturday or Sunday, on which the main lobby of the Depository Bank and Lender are open for business with the general public, and (ii) with respect to all notices, determinations, findings and payments in connection with the LIBOR Rate, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in dollar deposits in the applicable interbank LIBOR market.

   1.15. "CAPITAL LEASES" shall mean any lease of personal property of any Person, as lessee, which, in accordance with generally accepted accounting principles, is (or is required to be) accounted for as a capital lease on the balance sheet of such Person.

   1.16. "CHARGES" shall mean all national, federal, state, county, city, municipal, or other governmental (including, without limitation, the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrower's employees, payroll, income or gross receipts,
(iv) Borrower's ownership or use of any of its assets, or (v) any other aspect of Borrower's business.

   1.17. "CLOSING DATE" shall mean the date on which the Term Loan initially is funded.

   1.18. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

   1.19. "COLLATERAL" shall mean all of the property and interests in property described in Section 5.1 and all other property and interests in property which shall, from time to time, secure any part of the Liabilities.

   1.20. "CONTRACT YEAR" shall mean initially, that period of time commencing on the Origination Date and ending one (1) day prior to the first anniversary of the Origination Date, and thereafter each period of one (1) year commencing on the day after the last day of the immediately preceding Contract Year and ending one (1) day prior to the anniversary of such date.

   1.21. "DEFAULT" shall have the meaning ascribed to it in Section 11.1 herein.

   1.22. "DEFAULT RATE" shall mean a rate per annum equal to two hundred
(200) basis points in excess of the interest rate then in effect for the respective Liabilities.

   1.23. "DEPOSITORY BANK" shall mean the banking institutions which are referred to in Section 4.3 and which shall be the signatories to the Special Deposit Agreement and the Lock Box Agreement which are attached hereto as Exhibits 1.75 and 1.53, respectively.

   1.24. "DESIGNATED RATE" shall mean, with respect to (i) Base Rate Revolving Loans, the Base Rate, (ii) LIBOR Rate Revolving Loans, the LIBOR Rate, and (iii) the Term Loan, the Term Loan Rate.

   1.25. "ELIGIBLE ACCOUNTS" shall mean those Accounts included in an Accounts Report which, as of the date of such Accounts Report and at all times thereafter (i) satisfy the requirements for eligibility as described in
Section 3.1, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement and (iii) Lender, it its reasonable credit judgment, deems to be Eligible Accounts.

     1.26. "ELIGIBLE INSTALLMENT ACCOUNTS" shall mean those Installment Accounts included in an Installment Accounts Report which, as of the date of such Account Report and at all times thereafter (i) satisfy the requirements for eligibility as described in Section 3.2, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement and
(iii) Lender, in its reasonable credit judgment, deems to be Eligible Installment Accounts.

     1.27. "ELIGIBLE INVENTORY" shall mean those items of Inventory (defined in Section 1.47 below) which are included in an Inventory Report and which, as of the date of such Inventory Report and, at all times thereafter, (i) satisfy the requirements for eligibility as described in Section 3.3, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement and (iii) Lender, in its reasonable credit judgment, deems to be Eligible Inventory.

     1.28. "EMPLOYEE BENEFIT PLAN" shall mean (i) an employee benefit plan within the meaning of ERISA Section 3(3) maintained, sponsored, participated in or contributed to by Borrower, (ii) a pension plan within the meaning of ERISA Section 3(2) which is subject to Title IV of ERISA and which is maintained, sponsored, participated in or contributed to by an ERISA Affiliate, (iii) solely for purposes of the requirements of Section 601 ET. SEQ. of ERISA and 4980B of the Code, a welfare benefit plan within the meaning of ERISA Section 3(1) maintained, sponsored, participated in or contributed to by an ERISA Affiliate, and (iv) a multiemployer plan within the meaning of ERISA Section 3(37) or a multiple employer welfare arrangement within the meaning of ERISA Section 3(40) maintained, sponsored, participated in or contributed to by an ERISA Affiliate.

     1.29. "ENVIRONMENTAL LAWS" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

     1.30. "ENVIRONMENTAL LIEN" shall mean a lien in favor of any governmental entity for (i) any liability under any Environmental Laws, or
(ii) damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Material into the environment.

     1.31. "EQUIPMENT" shall mean all of Borrower's now owned and hereafter acquired equipment and Fixtures, including without limitation, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, parts and appurtenances thereto, substitutions therefor and replacements thereof.

     1.32. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.33. "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with Borrower, a member of a controlled group of trades or businesses, or a member of any group of organizations, within the meanings of Sections 414(b), (c), (m) or (o) of the Code.

     1.34. "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the events described in Section 11.1 herein.

     1.35. "EXCESS INTEREST" shall mean have the meaning ascribed to it in Section 2.5(A)(iii)(b).

     1.36. "FINANCIALS" shall mean those financial statements of Borrower attached hereto as Exhibit 1.36 or delivered to Lender pursuant to
Section 10.1(H).

     1.37. "FISCAL YEAR" shall mean Borrower's fiscal year, which commences on November 1 of each calendar year and terminates on October 31 of each calendar year.

     1.38. "FIXTURES" shall mean all "fixtures" as such term is defined in the Uniform Commercial Code as adopted and in effect in the State of Illinois, now owned or hereafter acquired by Borrower.

     1.39. "GENERAL INTANGIBLES" shall mean all choses in action, general intangibles, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrower. Without in any way limiting the generality of the foregoing, General Intangibles specifically includes, without limitation, those items set forth on Exhibit 1.39 (the "General Intangibles Schedule"), all corporate or other business records, security deposits, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, and tax refund claims owned by Borrower and all letters of credit, guarantee claims, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any Accounts.

     1.40. "GUARANTOR" shall mean any Person, other than Borrower, who is liable for the payment of any of the Liabilities, either primarily or secondarily (as a guarantor or an accommodation party).

     1.41. "HAZARDOUS MATERIALS" shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, but not be limited to, petroleum, any radioactive material, and asbestos in any form or condition.

     1.42. "INDEBTEDNESS" shall mean all of Borrower's liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Liabilities, (ii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable for the payment thereof,
(iii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (iv) all obligations and liabilities in respect of unfunded vested benefits under any Employee Benefit Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to any Multiemployer Plan and (v) deferred taxes.

     1.43. "INSTALLMENT ACCOUNTS" shall mean those specific Accounts whereby the Account Debtors are permitted by contract to make installment payments over time against the outstanding Account balance.

     1.44. "INTEREST PERIOD" means any actual period applicable to a LIBOR Rate Revolving Loan as determined pursuant to Section 2.5(A)(iv).

     1.45. "INTEREST RATE DETERMINATION DATE" means each date for calculating the LIBOR Rate for purposes of determining the interest rate applicable to any LIBOR Rate Revolving Loan made pursuant to Section 2.5(A). The Interest Rate Determination Date shall be the second Business Day prior to the first day of an Interest Period for a LIBOR Rate Revolving Loan.

     1.46. "INTERNATIONAL ACCOUNTS" shall mean Accounts of which the Account Debtor is not organized under the laws of and qualified to do business in (i) one or more states located in the United States of America or (ii) Canada.

     1.47. "INVENTORY" shall mean all goods, inventory, merchandise and other personal property, including, without limitation, goods in transit, wherever located and whether now owned or hereafter acquired by Borrower which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in Borrower's business, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.

     1.48. "INVENTORY REPORT" shall mean a report delivered to Lender by Borrower, as required by Section 7.3, consisting of a detailed listing of all Inventory as of the date of such Inventory Report describing the kind, type, quality, quantity, location and the lower of cost (computed on the basis of a first-in, first-out cost flow assumption) or market value of such Inventory.

     1.49. "LIABILITIES" shall mean all of Borrower's liabilities, obligations and indebtedness to Lender of any and every kind and nature, whether primary, secondary, direct, absolute, contingent, fixed, or otherwise (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lender, future advances made to or for the benefit of Borrower and obligations of performance), whether arising under this Agreement, under any of the Ancillary Agreements or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

     1.50. "LIBOR RATE" shall mean, for each Interest Period, a rate of interest equal to the sum of:

          (i) the rate of interest determined by Lender at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date; PROVIDED, that if more than one (1) offered rate appears on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Lender) will be the rate used; PROVIDED, FURTHER, that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Lender at which deposits in U.S. Dollars are offered for the relevant Interest Period by The Sanwa Bank, Limited (or its successor) to banks in London interbank markets as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, PLUS

         (ii) the Applicable Borrowing Margin in effect.

     1.51. "LIBOR RATE REVOLVING LOAN" shall mean the Revolving Loan, to the extent that it bears interest at the LIBOR Rate.

     1.52.  "LOCK BOX ACCOUNT" shall have the meaning ascribed to it in
Section 4.3.

     1.53.  "LOCK BOX AGREEMENT" shall have the meaning ascribed to it in
Section 4.3.

     1.54.  "MATURITY" shall mean the last day of the Term.

     1.55. "MAXIMUM AMOUNT OF THE REVOLVING LOAN" shall mean an amount equal to $18,000,000.

     1.56. "MULTIEMPLOYER PLAN" shall mean any plan described in Section 3(37) or 4001(a)(3) of ERISA to which contributions are or have been made by Borrower or any ERISA Affiliate.

     1.57.  "NON-USE FEE" shall have the meaning ascribed to it in Section
2.10.

     1.58.  "OPERATING PROFIT" shall have the meaning ascribed to it in
Section 10.1(B).

     1.59. "ORIGINATION DATE" shall mean August 2, 1995, the date on which the Revolving Loan initially was funded.

     1.60.  "OVER ADVANCE FACILITY" shall have the meaning ascribed to it in
Section 2.2(B).

     1.61. "PARTICIPANT" shall mean any Person, now or at any time or times hereafter, participating with Lender in the loans made by Lender to Borrower pursuant to this Agreement and the Ancillary Agreements.

     1.62. "PBGC" shall mean the Pension Benefit Guaranty Corporation or any governmental body succeeding to its functions.

     1.63.  "PERMITTED INDEBTEDNESS" shall have the meaning ascribed to it in
Section 10.2(J).

     1.64. "PERMITTED SUBORDINATED INDEBTEDNESS" shall have the meaning ascribed to it in Section 10.2(J).

     1.65. "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.66.  "PLAN ADMINISTRATOR" shall have the meaning assigned to it in
Section 3(16)(A) of ERISA.

     1.67. "PLAN SPONSOR" shall have the meaning assigned to it in Section 3(16)(B) of ERISA.

     1.68. "PRIME RATE" shall mean, on any day, the highest "prime rate" of interest in the United States of America quoted by THE WALL STREET JOURNAL, Midwest Edition, on such day, or if THE WALL STREET JOURNAL is not published on such day, then on the most recent day of publication; provided, however, that in the event that THE WALL STREET JOURNAL ceases quoting a "prime rate" of the type described, "Prime Rate" shall mean, on any day, the highest per annum rate of interest quoted as the "Bank Prime Revolving Loan" rate for "This week" in Federal Reserve Report H.15. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

     1.69. "PROHIBITED TRANSACTION" shall mean a transaction with respect to an Employee Benefit Plan that is prohibited under Code Section 4975 or ERISA
Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

     1.70. "REPORTABLE EVENT" shall mean with respect to an Employee Benefit Plan, (i) an event described in Sections 4043(c), 4068(a) or 4063(a) of ERISA or in the regulations thereunder, (ii) receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA, (iii) an event requiring Borrower or any ERISA Affiliate to provide security for an Employee Benefit Plan under Code Section 401(a)(29), (iv) any failure to make payment required under Code Section 412(m), the withdrawal of Borrower or any ERISA Affiliate from an Employee Benefit Plan in which it is a "substantial employer," as defined in Section 4001(a)(2) of ERISA, (v) the institution of proceedings to terminate an Employee Benefit Plan by the PBGC, or (vi) the filing of a notice to terminate an Employee Benefit Plan as a termination under Section 4041 of ERISA.

     1.71.  "REVOLVING LOAN" shall have the meaning ascribed to it in Section
2.2.

     1.72.  "REVOLVING LOAN ACCOUNT" shall have the meaning ascribed to it in
Section 4.1.

     1.73. "REVOLVING LOAN YEAR" shall mean the period of twelve (12) consecutive months commencing on the date hereof and each succeeding period of twelve (12) months.

     1.74. "SECURITY DOCUMENTS" shall mean this Agreement and all other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment, schedules, assignments, mortgages and other written matter necessary or requested by Lender to create, perfect and maintain perfected Lender's security interest in, and/or lien on, the Collateral.

     1.75. "SLOW MOVING INVENTORY" shall mean Inventory which has not been sold by Borrower within the preceding twelve (12) month period.

     1.76.  "SPECIAL COLLATERAL" shall have the meaning ascribed to it in
Section 5.3.

     1.77. "SPECIAL DEPOSIT ACCOUNT" shall have the meaning ascribed to it in Section 4.3.

     1.78. "SPECIAL DEPOSIT AGREEMENT" shall have the meaning ascribed to it in Section 4.3.

     1.79. "STOCK" shall mean all shares, options, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, without limitation, all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

     1.80. "SUBSIDIARY" when used to determine the relationship of a Person to Borrower, means any Person of which (i) securities having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or (ii) other ownership interests ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by Borrower, or by one or more other Subsidiaries, or by Borrower and one or more Subsidiaries.

     1.81. "TELERATE SCREEN" means the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars quoted by selected banks.

     1.82.  "TERM LOAN" shall have the meaning ascribed to it in Section 2.3.

     1.83.  "TERM" shall have the meaning ascribed to it in Section 2.7.

     1.84. "TERM LOAN RATE" shall be a fixed rate of interest equal to fifteen percent (15%) per annum.

     1.85.  "TOTAL FACILITY" shall have the meaning ascribed to it in Section
2.1.

     A. ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

     B. OTHER TERMS. All other terms contained in this Agreement which are not otherwise defined in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Illinois to the extent the same are used or defined therein.

2.  CREDIT FACILITY; GENERAL TERMS.

     2.1. TOTAL FACILITY. Provided there does not then exist an Event of Default or Default, and subject to the terms and conditions set forth in this Agreement, Lender agrees to make available for Borrower's use from time to time during the term of this Agreement, upon Borrower's request therefor, certain loans and other financial accommodations (the "Total Facility") consisting of the Revolving Loan and the Term Loan, as set forth more fully in Sections 2.2 and 2.3, respectively.

     2.2.  REVOLVING LOAN.

          A. The Total Facility shall include a revolving line of credit consisting of advances against Eligible Accounts, Eligible Installment Accounts and Eligible Inventory (the "Revolving Loan") evidenced by an Amended and Restated Revolving Note, in the form attached hereto as Exhibit 2.2(A), in an aggregate principal amount not to exceed, at any time outstanding, the lesser of (i) Eighteen Million Dollars ($18,000,000) or (ii) the Borrowing Base as reflected in a Borrowing Base Certificate. As used in this Agreement for this period of time, the "Borrowing Base" shall mean and, at any particular time and from time to time, be equal to the sum of (a) eighty five (85%) (or such lesser percentage as the Lender may, at any time and from time to time, determined in the exercise of its reasonable credit judgment) of Eligible Accounts as determined by Lender plus (b) seventy percent (70%) (or such lesser percentage as the Lender may, at any time and from time to time, determined in the exercise of its reasonable credit judgment) of Eligible Installment Accounts as determined by Lender plus (c) sixty percent (60%) (or such lesser percentage as Lender may at any time and from time to time, determine in the exercise of its reasonable credit judgment) of Eligible Inventory. Notwithstanding the foregoing, the following limitations shall apply: (1) the aggregate amount of advances against Eligible Installment Accounts shall not exceed, at any time, the lesser of
(x) Nine Million Dollars

($9,000,000) or (y) fifty percent (50%) of the Maximum Amount of the Revolving Loan then in effect; and (2) the aggregate amount of advances against Eligible Inventory shall not exceed, at any time, the lesser of (x) One Million Five Hundred Thousand Dollars ($1,500,000) or (y) fifteen percent (15%) of the Maximum Amount of the Revolving Loan then in effect.

     In the event Lender decreases the advance percentages to be applied to Eligible Accounts, Eligible Installment Accounts and Eligible Inventory which are contained in this Section 2.2, such decrease shall become effective immediately for the purpose of calculating the amount which Lender agrees to advance, or allow to remain outstanding, against Eligible Accounts, Eligible Installment Accounts and Eligible Inventory.

          B. Subject to the provisions of Section 2.2(A), in addition to the foregoing, Lender shall make available to Borrower an over advance facility (the "Over Advance Facility") in an amount not to exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000), provided that there shall be no outstanding Indebtedness under the Over Advance Facility for a period of not less than thirty (30) consecutive days during each Contract Year.

     2.3.  TERM LOAN.

     On the Closing Date, subject to the fulfillment or waiver of all conditions precedent set forth in Section 12.3 herein, Lender shall make a secured term loan (the "Term Loan") to Borrower in the principal amount equal to Three Million Dollars ($3,000,000). The Term Loan shall be evidenced by a promissory note to be executed and delivered by Borrower to Lender on the Closing Date, the form of which is attached hereto and made a part hereof as
Exhibit 2.3 (the "Term Note"), shall bear interest as specified in Section 2.5(B) and shall be paid in accordance with the terms of the Term Note. The Term Loan shall be funded on the Closing Date, which shall be no later than June 30, 1997. In the event that the Term Loan shall not have been funded in full on or before June 30, 1997, Lender's obligation to fund the Term Loan shall be permanently eliminated. The proceeds of the Term Loan shall be used by Borrower solely for the purposes enumerated in Section 2.12 herein. The Term Loan shall be a part of the Total Facility. Lender acknowledges that Borrower's failure to fulfill any condition precedent to the funding of the Term Loan or Borrower's election to forego having Lender fund the Term Loan shall not constitute a Default hereunder.

     2.4. ADVANCES TO CONSTITUTE ONE REVOLVING LOAN. All loans and advances by Lender to Borrower under this Agreement and the Ancillary Agreements (whether made as a Revolving Loan, a Term Loan or otherwise), shall constitute one loan and all indebtedness and obligations of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the Collateral.

   2.5. INTEREST RATE.

      (A) Revolving Loan.

         (i) (a) So long as no Event of Default has occurred and is continuing, Borrower shall pay to Lender interest on the Revolving Loan as follows: (x) Borrower shall pay interest on the principal balance of the amount outstanding under the Over Advance Facility equal to two hundred (200) basis points in excess of the Prime Rate; and (y) Borrower shall pay interest at the applicable Designated Rate on the outstanding principal balance of the Revolving Loan; provided, however, that upon the occurrence and during the continuation of an Event of Default, Lender may, at its option, raise the interest rate charges on the Liabilities to the Default Rate with respect to the Liabilities from the date of the occurrence of the Default until the earlier of (1) the Default is cured or waived by Lender or (2) the Liabilities are paid in full. Notwithstanding the provisions of the previous sentences, Borrower shall receive a ten (10) day period (commencing on the date of the occurrence of such application of the Default) to cure any non-monetary Default before Lender shall have the right to raise the interest rate charged on the Liabilities to the Default Rate. The applicable basis for determining the rate of interest with respect to the Revolving Loan shall be selected by Borrower initially at the time a request for an advance is given pursuant to Section 12.2(B)(vii). The basis for determining the interest rate with respect to the Revolving Loan may be changed from time to time by Borrower pursuant to Section 2.5(A)(v).

               (b) Interest on the Revolving Loan shall be computed by multiplying the closing daily balance of the Revolving Loan as reflected in Borrower's Revolving Loan Account for each day during the preceding month by the interest rate determined to be applicable hereunder on each such day.

               (c) Interest and all fees hereunder (other than prepayment fees) shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest on the Revolving Loan, the date of funding of the Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan if it is a LIBOR Rate Revolving Loan, or with respect to a Base Rate Revolving Loan being converted from LIBOR Rate Revolving Loan, the date of conversion of such LIBOR Rate Revolving Loan to such Base Rate Revolving Loan, shall be included and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan if it is a LIBOR Rate Revolving Loan, or with respect to a Base Rate Revolving Loan being converted to a LIBOR Rate Revolving Loan, the date of conversion of such Base Rate Revolving Loan to such LIBOR Rate Revolving Loan, shall be excluded; provided, that if a Revolving Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Loan.

            (ii) Following the occurrence of an Event of Default, Borrower shall pay to Lender interest from the date of the Default to and including the date of cure of such Default on the outstanding principal balance of the Liabilities at the Default Rate applicable to such Liabilities; provided, however, that in the case of LIBOR Rate Revolving Loan, upon the expiration of the Interest Period in effect at the time any Default shall have occurred and be continuing, such LIBOR Rate Revolving Loan shall become Base Rate Revolving Loan and thereafter bear interest at the Default Rate applicable to Base Rate Revolving Loan.

            (iii) (a) Interest shall be due at the Designated Rate as provided herein, after as well as before demand, default and judgment, notwithstanding any judgment rate of interest provided for in any statute.
If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law and subject to the provisions of subparagraph (b) below, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

                    (b) It is the intention of Lender and Borrower to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Ancillary Agreements, Borrower shall not be required to pay and Lender shall not be permitted to collect any amount in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Ancillary Agreements, then in such event: (a) the provisions of this subparagraph shall govern and control; (b) neither Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (c) any Excess Interest that Lender may have received hereunder shall be, at Lender's option (1) applied as a credit against the outstanding principal balance of the Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (2) refunded to the payor thereof, or (3) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed under applicable law, and this Agreement and the other Ancillary Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (e) neither Borrower nor any guarantor or endorser shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.

            (iv) Subject to the provisions of Section 2.11(G), in connection with each LIBOR Rate Revolving Loan, Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Revolving Loan, which Interest Period shall be either a 30, 60 or 90 period; PROVIDED, that:

                    (a) the initial Interest Period for any Revolving Loan shall commence on the date of funding of such Revolving Loan;

                    (b) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

                    (c) if an Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

provided, that if such next succeeding Business Day falls in a new calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

                    (d) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (v) below, end on the last Business Day of a calendar month;

                    (e) no Interest Period shall extend beyond the last day of the Term;

                    (f) no Interest Period may extend beyond a date on which Borrower is required to make a required payment or prepayment of principal of the Revolving Loan (including prepayments pursuant to Section 2.8); and

                    (g) there shall be no more than two (2) Interest Periods relating to LIBOR Rate Revolving Loans outstanding at any time.

               (v) Subject to the provisions of Section 2.5(A)(iv) and
Section 2.11(G), Borrower shall have the option to:

                    (a) convert at any time all or any part of any outstanding Base Rate Revolving Loan (except for loans pursuant to the Over Advance Facility which bear interest at the Prime Rate plus Two Hundred (200) basis points, and may not be converted to LIBOR Rate Loans) equal to Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount from a Base Rate Revolving Loan to a LIBOR Rate Revolving Loan or to convert a LIBOR Rate Revolving Loan in amounts equal to Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount from a LIBOR Rate Revolving Loan to a Base Rate Revolving Loan; or

                    (b) upon the expiration of any Interest Period applicable to a LIBOR Rate Revolving Loan, to continue all, or any portion of such Revolving Loan equal to any multiple of One Hundred Thousand Dollars ($100,000) in excess of or below that amount (but in no event less than $500,000) as a LIBOR Rate Revolving Loan and the succeeding Interest Period(s) of such continued Revolving Loan shall commence on the last day of the Interest Period of the Revolving Loan to be continued; PROVIDED, that LIBOR Rate Revolving Loan may only be converted into Base Rate Revolving Loan on the expiration date of an Interest Period applicable thereto; PROVIDED, FURTHER, that no outstanding Revolving Loan may be continued as, or be converted into, a LIBOR Rate Revolving Loan when any Default with respect to the payment of money or any Event of Default has occurred and is continuing.

               (vi) Subject to the provisions of Sections 2.5(A)(v) and 2.11(G):

                    (a) Borrower shall deliver a Notice of Conversion Continuation to Lender no later than 1:00 P.M. (Chicago, Illinois time) at least two (2) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/ Continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Revolving Loan to be converted/continued; (3) the nature of the proposed conversion/continuation;
(4) in the case of a conversion to, or a continuation of, a LIBOR Rate Revolving Loan, the requested Interest Period; and (5) in the case of a conversion to, or a continuation of, a LIBOR Rate Revolving Loan, that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Lender telephonic notice by the required time of any proposed conversion/continuation under Section 2.5(A)(v); provided, that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Lender on or before the proposed conversion/continuation date. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Revolving Loan shall be deemed to be a reference to the Base Rate.

                    (b) Lender shall not incur any liability to Borrower in acting upon any telephonic notice referred to above that Lender believes in good faith to have been given by or at the direction of an officer of Borrower or for otherwise acting in good faith under this Section 2.5(A)(vi) and, upon conversion/continuation by Lender in accordance with this Agreement pursuant to any telephonic notice, Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

                    (c) A Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Revolving Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, and Borrower shall be bound to convert or continue in accordance therewith.

               (vii) Subject to the additional provisions of Section 2.5(A), each LIBOR Rate Revolving Loan requested must equal at least Five Hundred Thousand Dollars ($500,000) and may only be in additional integral multiples of One Hundred Thousand Dollars ($100,000).

          (B) Term Loan.

               (i) Prior to the occurrence of an Event of Default or Maturity, all outstanding amounts due to Lender under the Term Loan shall bear interest at a fixed rate of fifteen percent (15%) per annum, payable monthly in arrears. Upon the occurrence of an Event of Default or Maturity, the interest rate then in effect for the Term Loan shall increase by two percent (2%).

               (ii) Interest and all fees hereunder (other than prepayment fees) shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     2.6. METHOD OF BORROWING: METHOD OF MAKING INTEREST AND OTHER PAYMENTS. In its sole discretion, Lender may deem interest and other amounts payable hereunder (other than the principal balance of the Revolving Loan) to be paid by causing such amounts to be added to the principal balance of the Revolving Loan, all as set forth on Lender's books and records. Unless otherwise directed by Lender, all payments to Lender hereunder shall be made by delivery thereof to Lender at its address set forth above or by delivery to Lender for deposit in the Depository Bank of all proceeds of Accounts or other Collateral in accordance with Section 4.3 hereof. If Lender elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. Solely for the purpose of calculating interest earned by Lender with respect to the Revolving Loan, any check, draft, wire transfer or similar item of payment by or for the account of Borrower delivered to Lender or deposited in the Depository Bank in accordance with Section 4.3 hereof shall be applied by Lender on account of Borrower's Revolving Loan obligations on the second Business Day after Lender has received immediately available funds as a result of the deposit thereof in accordance with Section 4.3 hereof. Immediately available funds received by Lender after 2:00 p.m. (Chicago, Illinois time) shall be deemed to have been received on the following Business Day.

     2.7. TERM OF AGREEMENT. This Agreement shall be in effect from the Origination Date, through and including August 2, 1998 (the "Term"), provided, however, that Borrower and Lender agree that Lender's commitment to lend with respect to the Total Facility shall be automatically extended for an additional two (2) year period, commencing on August 2, 1998 and terminating on August 2, 2000 unless and until by the sixtieth (60th) day prior to the end of any Contract Year, Lender or Borrower shall have notified the other in writing of that party's intention to terminate the Total Facility effective on the last day of said Contract Year, subject to earlier termination by Lender upon the occurrence of a Default as provided in Section
11.1. Upon the effective date of termination, all of the Liabilities shall become immediately due and payable without presentment, notice or demand, except as otherwise provided herein. Notwithstanding any termination, until all of the Liabilities shall have been fully paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral, Borrower shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement.

     2.8.  PAYMENTS PRIOR TO END OF TERM.

          (A) In consideration of Lender's allowance of the voluntary prepayment or termination of the Revolving Loan prior to the end of the Term, in addition to all other sums due Lender hereunder, Borrower shall pay to Lender a prepayment penalty equal to the lesser of Eighteen Million Dollars ($18,000,000) or the amount of the Maximum Amount of the Revolving Loan in effect at the time of such voluntary prepayment TIMES (i) two percent (2%) if the voluntary prepayment and termination occurs in the first Contract Year;
(ii) one percent (1%) if the voluntary prepayment occurs in the second Contract Year; or (iii) one-half percent (0.50%) of the voluntary prepayment occurs in the third Contract Year.

          (B) Borrower may, at any time, pre-pay the Term Loan, in whole or in part, in amounts of at least Two Hundred Fifty Thousand Dollars ($250,000). Such prepayments shall be applied to the scheduled installments of principal in the inverse order of maturity. In consideration of Lender's allowance of the voluntary prepayment or termination of the Term Loan prior to the end of the Term, in addition to all other sums due Lender hereunder, Borrower shall pay Lender a prepayment premium of (i) one and one-half percent (1.5%) of principal prepaid, if such prepayment is made within one (1) year of the Closing Date, and (ii) one percent (1%) of principal prepaid, if such prepayment is made thereafter. Notwithstanding the foregoing, the prepayment premium for voluntary prepayments of the Term Loan shall be waived by Lender if the proceeds for the prepayment are derived from the secondary offering of Borrower's Stock.

           (C) Borrower shall make mandatory prepayments on the Term Loan in amounts equal to one hundred percent (100%) of the net cash proceeds received by Borrower from (i) the sale, transfer or other disposition of Borrower's fixed assets in excess of Fifty Thousand Dollars ($50,000) in any Fiscal Year, or (ii) the incurrence of any Permitted Subordinated Indebtedness subsequent to June 30, 1997. All such mandatory prepayments shall be applied to the scheduled installments of principal on the Term Loan in the inverse order of maturity. No mandatory prepayment shall be subject to a prepayment penalty or premium.

     2.9. CLOSING FEES. Borrower shall pay to Lender the following closing fees, which shall be deemed earned and which shall be payable in full on the date hereof:

           (A) on account of the Revolving Loan, Fifty-Five Thousand Dollars ($55,000); and

           (B) on account of the Term Loan, Seventy-Five Thousand Dollars ($75,000).

     2.10. NON-USE FEE. Borrower shall pay to Lender a Non-Use Fee equal to one-half of one percent (0.50%) per annum of the amount, if any, by which Eighteen Million Dollars ($18,000,000) has exceeded the average daily closing balance of the Revolving Loan during each calendar quarter or partial quarter during said period. The Non-Use Fee shall be payable in arrears on the first day of each calendar quarter and shall be calculated on the basis of a 360-day year for actual days elapsed.

     2.11. SPECIAL PROVISIONS GOVERNING LIBOR RATE REVOLVING LOAN. Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBOR Rate Revolving Loan as to the matters covered:

           (A) As soon a practicable after 1:00 p.m. (Chicago, Illinois time) on each Interest Rate Determination Date, Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Revolving Loan for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

           (B) If on any Interest Rate Determination Date Lender shall have determined (which determination shall be final and conclusive and binding upon Borrower) that:

               (i) by reason of any changes arising after the date of this Agreement affecting the LIBOR market or affecting the position of Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Revolving Loan as to which an interest rate determination is then being made; or

              (ii) by reasons of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting Lender or the LIBOR market or the position of Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the Libor Rate), the LIBOR Rate shall not represent the effective pricing to Lender for dollar deposits of comparable amounts for the relevant period; then, and in any such event, Lender shall, promptly after being notified of a borrowing, conversion or continuation, give notice (by telephone confirmed in writing) to Borrower of such determination. Thereafter, Borrower shall pay to Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender in its reasonable credit judgment shall determine) as shall be required to cause Lender to receive interest with respect to the LIBOR Rate Revolving Loan for the Interest Period following that Interest Rate Determination Date at a rate per annum equal to two (2%) percent per annum in excess of the effective pricing to Lender for dollar deposits to make or maintain the LIBOR Rate Revolving Loan. A certificate as to additional amounts owed Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower shall, absent manifest error, be final and conclusive and binding upon Borrower.

     (C) If on any date Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon Borrower) that the making or continuation of any LIBOR Rate Revolving Loan has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, Lender shall promptly give notice (by telephone confirmed in writing) to Borrower of that determination. The obligation of Lender to make or maintain such LIBOR Rate Revolving Loan during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this Section is made or, earlier, when required by law, repay or prepay such LIBOR Rate Revolving Loan, together with all interest accrued thereon.

     (D) Borrower shall compensate Lender, upon written request by Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon Borrower), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by Lender in connection with the re-employment of such funds) Lender may sustain: (1) if for any reason (other than a default by Lender or the failure of a borrowing to occur due to the occurrence of any event described in
Section 2.11(C)) a borrowing of any LIBOR Rate Revolving Loan does not occur on a date specified therefor in a request for an advance, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest period does not commence after notice therefor is given pursuant to Section

2.5(A)(vi); or (2) as consequence of any other default by Borrower to repay any LIBOR Rate Revolving Loan when required by the terms of this Agreement; provided, that during the period while any such amounts have not been paid, Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan. The provisions of this Section 2.11(D) shall survive the termination of this Agreement, the repayment of the Revolving Loan and the discharge of Borrower's other obligations hereunder.

           (E) Lender may make, carry or transfer LIBOR Rate Revolving Loan at, to, or for the account of, any of its branch offices or the office of an affiliate of Lender.

           (F)  Calculation of all amounts payable to Lender under
Section 2.11 shall be made though Lender had actually funded the relevant LIBOR Rate Revolving Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Revolving Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that Lender may fund each of the LIBOR Rate Revolving Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 2.11.

           (G) Notwithstanding any of the foregoing, Borrower shall not be entitled to exercise its option to convert any portion of the Revolving Loan to a LIBOR Rate Revolving Loan until the earlier of (i) January 31, 1998 or (ii) receipt of TRO Leaning, Inc.'s audited annual financial statements for the fiscal year ended October 31, 1997 containing the unqualified opinion of its auditors.

     2.12  PURPOSES.

           (A)  The purpose of the Revolving Loan is to provide Borrower with
(i) working capital financing and (ii) the funds necessary on the Origination Date to have refinanced Borrower's existing loan facility with Harris Trust and Savings Bank.

           (B) The purpose of the Term Loan is to provide Borrower with (i) funds to reduce the principal amount of the Revolving Loan, and (ii) funds to satisfy certain of its fees and expenses.

3.   ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY.

     3.1 ELIGIBLE ACCOUNTS. Eligible Accounts shall mean all Accounts other than the following:

          (A) Accounts which remain due one hundred and fifty (150) days past the invoice date;

          (B) International Accounts (except those International Accounts which Lender deems to be eligible, in Lenders role and absolute discretion);

              (C) Accounts owing by a single Account Debtor, including a currently scheduled Account, if fifty percent (50%) or more of the balance owning by such Account Debtor is ineligible by reason of the criterion set forth in clause (A) or (B) above;

              (D) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or a director, officer or employee of Borrower or its Affiliates;

              (E) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless Borrower has complied with the Federal Assignment of Claims Act of 1940, as amended;

              (F) Accounts arising with respect to goods which have not been shipped and delivered to the Account Debtor or arising with respect to services which have not been fully performed and accepted by the Account Debtor;

              (G) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee;

              (H) Accounts with respect to which the Account Debtor's obligations to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a guaranteed sale, sale-and-return, sale on approval, or consignment basis (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory);

              (I) Accounts which are not evidenced by chattel paper or an instrument of any kind;

              (J) Accounts where the Account Debtor has an outstanding credit for the prior account period or has asserted any offset, counterclaim or defense denying liability thereunder; provided, however, that if such credit, offset, counterclaim or defense has been asserted, such Account shall be ineligible only to the extent of such asserted credit, offset, counterclaim or defense;

             (K) Accounts which are not subject to and covered by Lender's first priority perfected security interest and which are subject to any other lien, claim, encumbrance or security interest;

             (L) Accounts which are not evidenced by an invoice or other documentation in form acceptable to Lender;

             (M) If the Account Debtor is located in the State of New Jersey, all Accounts of such Account Debtor unless Borrower has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year;

          (N) If the Account Debtor is located in the State of Minnesota, all Accounts of such Account Debtor unless Borrower has filed a Business Activity Report with the Minnesota Department of Revenue;

          (O) Any Account unless each of the warranties and representations set forth in Section 9.2 has been reaffirmed with respect to such individual Account at the time that the most recent Accounts Report was delivered to Lender;

          (P) Accounts against which Lender is not legally permitted to make loans and advances; and

          (Q) Accounts which are not a valid, legally enforceable obligation of the relevant Account Debtor.

     3.2 ELIGIBLE INSTALLMENT ACCOUNTS. Eligible Installment Accounts shall means all Installment Accounts other than the following:

          (A) Installment Accounts which remain due one hundred fifty (150) days past the invoice date;

          (B) Installment Accounts which remain due ninety (90) days past the invoice date of any invoice issued subsequent to the initial invoice;

          (C) Installment Accounts which would not be deemed Eligible Accounts under the provisions of Sections 3.1(B) through 3.1(Q) inclusive, of this Agreement.

     In the event that any Eligible Installment Account shall become ineligible due to the existence of a condition(s) set forth in this
Section 3.2, the entire Installment Account (including future installment payments that are not yet due and payable) shall become ineligible.

     3.3 ELIGIBLE INVENTORY. Eligible Inventory shall mean all Inventory other than the following:

          (A) Any item of Inventory which is not in good condition, or does not meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, its use or sale, or is either currently unusable or currently unsalable in the ordinary course of Borrower's business, or is not otherwise acceptable to Lender due to age, type, category or quantity;

          (B) Any item of Inventory which is not located at one of the locations listed on Exhibit 3.3(B) attached hereto, is not subject to and covered by Lender's perfected security interest and is subject to any other lien, claim, encumbrance or security interest;

          (C) Any item of Inventory which has been consigned, sold or leased to any Person;

      (D) Any item of Inventory unless each of the warranties and representations set forth in Section 9.3 has been reaffirmed with respect such item of Inventory at the date that the most recent Inventory Report was delivered to Lender; and

      (E)  Any item of Inventory which is work in-process;

      (F)  Any item of Inventory located in Canada or the United Kingdom;

      (G)  Any item of Inventory which is Slow Moving Inventory;

      (H)  Any item of Inventory which is courseware;

      (I)  Any item of Inventory which is a sort of the FMST Simulator; and

      (J) Any item of Inventory which was purchased by Borrower in or as part of a "bulk" transfer or sale of assets unless Borrower, and the seller of such item, have complied with all applicable bulk sales or bulk transfer laws.

4. PAYMENTS.

   4.1. REVOLVING LOAN ACCOUNT: METHOD OF MAKING PAYMENTS. Lender shall maintain a loan account (the "Revolving Loan Account") on its books in which shall be recorded (i) all loans and advances made by Lender to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Revolving Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Unless otherwise agreed to in writing from time to time hereafter, all payments which Borrower is required to make to Lender under this Agreement or under any of the Ancillary Agreements shall be made by appropriate debits to the Revolving Loan Account. Lender may, in its sole and absolute discretion, elect to bill Borrower for such amounts in which case the amount shall be immediately due and payable with interest thereon at the rate set forth at the Base Rate.

   4.2. PAYMENT TERMS. All of the Liabilities shall be payable to Lender at the address set forth in Section 13.10. The Liabilities will be repayable as follows: (i) interest shall be payable on the first day of each month (for the immediately preceding month), (ii) fees, costs, expenses and similar charges shall be payable as and when provided for in this Agreement or the Ancillary Agreements and (iii) the principal balance of the Liabilities shall be payable as and when provided for in this Agreement or the Ancillary Agreements, including without limitation, collections received with respect to any proceeds of Collateral as such proceeds are received; provided, however, that if at any time the (i) outstanding principal balance of the Revolving Loan exceeds the lesser of $18,000,000 (or such lesser amount of the Maximum Amount of the Revolving Loan then in effect) or the Borrowing Base or (ii) the outstanding principal balance of all of the Liabilities exceeds the Total Facility, Borrower shall immediately pay to Lender without demand such amount as is necessary to eliminate such excess.

   4.3. COLLECTION OF ACCOUNTS AND PAYMENTS. Borrower shall establish: (i) a lock box account (the "Lock Box Account") in Lender's name with Harris Trust and Savings Bank and (ii) a special deposit account (the "Special Deposit Account") in Lender's name with a depository bank reasonably satisfactory to Lender (collectively, the "Depository Banks") into which Borrower and/or Borrower's Account Debtors will immediately deposit all remittances and proceeds of the Collateral in the identical form in which such payment was made; provided, however, if such remittance was made in the form of cash, Borrower may deposit said remittance with the Depository Banks in the form of a check. Notwithstanding the foregoing, Borrower may only deposit into the Special Deposit Account wire transfers Borrower receives from foreign Account Debtors; all other deposits to be made into the Lock Box Account. Depository Banks shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to the Lock Box Account and the Special Deposit Account are the sole and exclusive property of Lender, that Depository Banks have no rights of setoff against the funds in the Lock Box Account and that Depository Banks will wire, or otherwise transfer deposited funds in a manner satisfactory to Lender, funds deposited in the Lock Box Account and in the Special Deposit Account to Lender on a daily basis as soon as such funds are collected, all pursuant to the Lock Box Agreement in the form of Exhibit 1.53 attached hereto and the Special Deposit Agreement in the form of Exhibit 1.78 attached hereto. Borrower hereby agrees that all payments made to the Lock
Box Account and the Special Deposit Account or otherwise received by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of Lender and will be applied on account of the Liabilities. After allowing two (2) Business Days for collection after such funds are received by Lender, Lender will credit (conditional upon final collection) all payments received through the Lock Box Account and the Special Deposit Account to the Revolving Loan Account. Borrower and any Affiliates, shareholders, directors, officers, employees, agents of Borrower and all Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to Lender, to the Lock Box Account or the Special Deposit Account or at Lender's address set forth in Section
13.10. Borrower agrees to pay to Lender any and all fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the Lock Box Account and the Special Deposit Account and depositing for collection by Lender any check or item of payment received or delivered to Depository Banks or Lender on account of the Liabilities and Borrower further agrees to reimburse Lender for any claims asserted by Depository Banks in connection with the Lock Box Account and the Special Deposit Account or any returned or uncollected checks received by Depository Bank for deposit in the Lock Box Account and the Special Deposit Account, except claims relating to or caused by the malfeasance, recklessness or negligence of Lender.

   4.4. APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Liabilities in such manner as Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations to make such payments shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.

    4.5. STATEMENTS. All advances to Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Lender shall have rendered to Borrower written statements of account as provided herein, the balance in the Revolving Loan Account, as set forth on Lender's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrower. Not less than ten (10) days after the final day of each calendar month, Lender shall render to Borrower a statement setting forth the balance of the Revolving Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with Section 4.4, but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Lender, Borrower shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.

5.  COLLATERAL: GENERAL TERMS.

    5.1. SECURITY INTEREST AND MORTGAGE. To secure the prompt payment to Lender of the Liabilities, Borrower hereby grants to Lender a continuing security interest in and to all of the following property and interest in property of Borrower, whether now owned or existing or hereafter acquired or arising and wherever located: (i) all Accounts, Inventory, Equipment, vehicles, contract rights, General Intangibles, tax refunds, chattel paper, instruments, letters of credit, documents and documents of title; (ii) all of Borrower's deposit accounts (general or special) with and credits and other claims against Depository Bank or Lender, or any other financial institutions with which Borrower maintains deposits; (iii) all of Borrower's now owned or hereafter acquired monies, and any and all other property of Borrower now or hereafter coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (iv) all insurance and condemnation proceeds of or relating to any of the foregoing; (v) all of Borrower's books and records relating to any of the foregoing; and (vi) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

    5.2. DISCLOSURE OF SECURITY INTEREST. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Lender's security interest in the Collateral.

    5.3. SPECIAL COLLATERAL. Immediately upon Borrower's receipt of any Collateral which is evidenced or secured by an agreement, chattel paper, letter of credit, instrument or document, including, without limitation, promissory notes, documents of title and warehouse receipts (the "Special Collateral"), Borrower shall deliver the original thereof to Lender or to such agent of Lender as Lender shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

    5.4. FURTHER ASSURANCES. At Lender's request, Borrower shall, from time to time, (i) execute and deliver to Lender all Security Documents that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same and (ii) take such other actions as Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral. Upon the occurrence of any Default, Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to sign the name of Borrower on any of the Security Documents and to deliver any of the Security Documents to such Persons as Lender, in its sole discretion, may elect. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

    5.5. INSPECTION AND FIELD REVIEWS. Lender (by any of its officers, employees or agents) shall have the right, at any time or times during Borrower's usual business hours, without prior notice, to inspect and perform field reviews with regard to the Collateral, the Borrowing Base and all books and records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any Person (including Borrower's independent certified public accountants) and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral. Notwithstanding the foregoing, provided that there does not then exist a Default or an Event of Default, Lender shall limit its inspections and field reviews to not more than four (4) times during each Contract Year. Borrower agrees to pay all of Lender's out-of-pocket costs and expenses plus a sum equal to $500.00 per person, per day, for each person participating in such field review/inspection.

    5.6. LOCATION OF COLLATERAL. Borrower's chief executive office, principal place of business and all other offices and locations of the Collateral and books and records related thereto (including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral) are set forth on Exhibit 3.3(B) attached hereto. Borrower shall not remove its books and records or the Collateral from any such locations (except for removal of items of Inventory upon its sale in accordance with the terms of this Agreement) and shall not open any new offices or relocate any of its books and records or the Collateral except within the continental United States of America with at least thirty (30) days prior notice thereof to Lender.

    5.7. LENDER'S PAYMENT OF CLAIMS ASSERTED AGAINST BORROWER. Lender may, but shall not be obligated to, at any time or times hereafter, in its reasonable discretion, and without waiving any Default or waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Ancillary Agreements, pay, acquire or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral. All sums paid by Lender under this Section 5.7, including all costs, fees (including without limitation reasonable attorneys' fees and paralegals' fees and court costs), expenses and other charges relating thereto, shall be payable by Borrower to Lender on demand and shall be additional Liabilities secured by the Collateral.

6. COLLATERAL: ACCOUNTS.

     6.1. VERIFICATION OF ACCOUNTS. Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Lender's or Borrower's name or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matters relating to any Accounts by mail, telephone, telegraph or otherwise.

     6.2. ASSIGNMENTS, RECORDS AND ACCOUNTS REPORT. Borrower shall keep accurate and complete records of its Accounts and as frequently as Lender shall require, but not less frequently than: (a) once per week (on or before the following Tuesday), Borrower shall deliver to Lender an Accounts Report regarding its Accounts for the preceding week, together with, upon Lender's request, copies of the invoices related thereto; and (b) once per month (on or before the twentieth (20th) day of each said calendar month), Borrower shall deliver to Lender an Accounts Report regarding its Installment Accounts for the preceding month, together with, upon Lender's request, copies of the invoices related thereto. Borrower shall also deliver to Lender, upon demand, the original copy of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Accounts Report and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

     6.3. NOTICE REGARDING DISPUTED ACCOUNTS. Borrower shall give Lender prompt notice of any Accounts individually or in the aggregate in excess of $50,000 at any time or from time to time which are in dispute between any Account Debtor and Borrower. Each Accounts Report shall identify all disputed Accounts and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

     6.4. SALE OR ENCUMBRANCE OF ACCOUNTS. Borrower shall not, without the prior written consent of Lender, sell, transfer, grant a security interest in or otherwise dispose of or encumber any of its Accounts to any Person other than Lender.

7. COLLATERAL: INVENTORY.

     7.1. SALE OF INVENTORY. Unless a Default occurs, and Lender directs otherwise, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness, sales in bulk, sale on consignment or sales on an approval or sale or return basis). All proceeds of such sales shall be part of the Collateral and remitted to the Special Deposit Account. Borrower shall not rent, lease or otherwise transfer or dispose of any of the Inventory without Lender's prior written consent, except as set forth in this Section 7.1.

     7.2. SAFEKEEPING OF INVENTORY: INVENTORY COVENANTS. Borrower shall maintain all Inventory in good and salable condition at all times. Lender shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion, except when caused by the failure of Lender or its agents to exercise reasonable care with respect to the Inventory during any period of time during which Lender has foreclosed upon and owns good title to such Inventory; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory. All risk of loss, damage, distribution or diminution in value of the Inventory shall be borne, as between Borrower and Lender, by Borrower, except as provided in clause (ii) above.

     7.3. RECORDS AND SCHEDULES OF INVENTORY. Borrower shall keep correct and accurate records on a first-in, first-out basis, itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and selling price thereof, and the withdrawals therefrom and additions thereto and Inventory then on consignment (if any, provided that Lender's prior written consent to such consignment must be obtained), and shall furnish to Lender, monthly on or before the twentieth (20th) day of each month, a current updated Inventory Report for the preceding month, based on the FIFO cost assumption. A complete physical count of the Inventory shall be conducted no less than annually and a report based on such count of the Inventory shall promptly thereafter be provided to Lender together with such supporting information as Lender shall request, including, without limitation, invoices relating to Borrower's purchase of goods listed in said report, as Lender shall, in its reasonable discretion, request.

     7.4. RETURNED AND REPOSSESSED INVENTORY. If at any time prior to the occurrence of a Default, any Account Debtor returns any of the Inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be immediately sent to Lender) in the appropriate amount to such Account Debtor; provided, however, that Borrower shall not, without the prior consent of Lender, which consent shall not be unreasonably withheld when such consent is not inconsistent with protecting Lender's security interest in the Collateral, accept on any single day, returned Inventory the sale price of which was in excess of $75,000 in the aggregate or a total amount aggregating in excess of $150,000 in any thirty (30) day period. After the occurrence of a Default, and if Lender so directs, Borrower shall hold all returned Inventory in trust for Lender, shall segregate all returned Inventory from all other property of Borrower or in Borrower's possession and shall conspicuously label such returned Inventory as the property of Lender. Borrower shall, in all cases, immediately notify Lender of the return of any Inventory with a value in excess of $75,000, specifying the reason for such return and the location and condition of the returned Inventory.

     7.5. EVIDENCE OF OWNERSHIP OF INVENTORY. Borrower shall, upon Lender's request, deliver to Lender all evidence of ownership of the Inventory.

8.   COLLATERAL: EQUIPMENT.

     8.1. MAINTENANCE OF THE EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, and shall make all necessary replacements thereof so that the value, utility and operating efficiency thereof shall at all times be maintained and preserved, ordinary wear and tear excepted, and shall promptly inform Lender of any additions to or deletions from the Equipment. Borrower shall not permit any such items to become affixed to real estate in such manner that such items of Equipment will become a fixture or an accession to other personal property.

     8.2. EVIDENCE OF OWNERSHIP OF EQUIPMENT. Borrower shall, upon Lender's request, deliver to Lender all evidence of ownership of the Equipment (including, without limitation, bills of sale, invoices, certificates of title and applications for title).

     8.3. PROCEEDS OF THE EQUIPMENT. Borrower shall not sell, transfer, lease, grant a security interest in or otherwise dispose of or encumber the Equipment or any part thereof to any Person other than Lender except for purchase money liens (including capitalized leases and other forms of installment purchase financing) granted to the Person financing a purchase of Equipment so long as the lien granted is limited to the specific fixed assets so acquired, the aggregate amount of indebtedness secured by all such liens as a result of purchases shall not exceed One Hundred Thousand Dollars ($100,000) at any time during the term hereof, and the transaction does not violate any other provision of this Agreement (notification of such purchase money lien to be provided within ten (10) days of acquisition of such fixed asset); provided, however, that in any Fiscal Year of Borrower, Borrower may sell or otherwise dispose of any single piece of Equipment with a net book value not to exceed $150,000 so long as all Equipment disposed of in any Fiscal Year of Borrower does not have a net book value in excess of $300,000 in the aggregate. In the event any Equipment is sold, transferred or otherwise disposed of as permitted in this Section 8.3, Borrower shall promptly notify Lender of such fact and deliver all of the cash proceeds of such sale, transfer or disposition to Lender, which proceeds shall be applied in accordance with Section 2.8(C) hereof, provided, however, that with Lender's prior written consent Borrower may use the proceeds of such sale, transfer or disposition to finance the purchase of replacement Equipment in which Lender has a first perfected security interest documented to the satisfaction of Lender and its counsel. Borrower shall deliver to Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by Borrower shall be free and clear of all liens, claims, security interests and other encumbrances, except for the security interest granted to Lender or purchase money security interests consented to in writing by Lender.

9.   WARRANTIES AND REPRESENTATIONS.

     9.1. GENERAL WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that:

          (A) Roach is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified or licensed as a foreign entity to do business in all other countries, states and provinces in which the laws thereof require Borrower to be so qualified or licensed;

          (B) TRO is a corporation duly organized, validly existing and in good standing under the laws of Canada, and is qualified or licensed as a foreign entity to do business in all other countries, states and provinces in which the laws thereof require Borrower to be so qualified or licensed;

          (C) Roach and TRO have not used, during the five (5) year period preceding the date of this Agreement, and do not intend to use, any other corporate or fictitious name, except as disclosed in Exhibit 9.1(C) attached hereto;

          (D) Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements;

          (E) The execution, delivery and performance by Borrower of this Agreement and the Ancillary Agreements shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law, rule, regulation, judgment, order or decree or a breach of any provision contained in Borrower's articles of incorporation or by-laws, or contained in any agreement, instrument, indenture or other document to which Borrower is now a party or by which it is bound which violation would have a material adverse affect on Borrower;

          (F) This Agreement and the Ancillary Agreements are and will be the legal, valid and binding agreements of Borrower enforceable in accordance with their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

          (G) Borrower's use of the proceeds of any advances made by Lender are, and will continue to be, legal and proper uses (duly authorized by its board of directors), in accordance with applicable laws, rules and regulations, as in effect as of the date hereof;

          (H) Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct and to continue to conduct its present and intended business as heretofore conducted by it or by Persons engaged in the same or similar business and to own or lease and operate its properties as now owned or leased and operated by it;

          (I) None of said approvals, permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower;

          (J) Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and Borrower now owns property the fair salable value of which is greater than the amount required to pay Borrower's debts as they mature;

         (K) Except as disclosed on Exhibit 9.1(K) attached hereto and in the Financials, Borrower has no litigation pending, or to the best of its knowledge, threatened, and no Indebtedness (except for trade payables arising in the ordinary course of its business since the dates reflected in the Financials) and has not guaranteed the obligations of any other Person;

         (L) Borrower is not a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or other, and is not a party to any labor dispute; there are no lockouts, strikes or walkouts relating to any labor contracts and no such contract is scheduled to expire during the Term;

         (M) Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and other encumbrances, except those of Lender and those, if any, described on Exhibit 9.1(M) attached hereto;

         (N) Borrower is not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America or Canada, any state, city, town, province, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or Borrower's business, property, assets, operations or condition, financial or other;

         (O) Borrower is not in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

         (P) The Financials fairly present the assets, liabilities and financial condition and results of operations of Borrower and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities or financial or other condition of Borrower since the date of the Financials; there exist no equity or long term investments in or outstanding advances to any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened, against Borrower or any other Person which might result in any material adverse change in Borrower's financial condition or materially and adversely affect Borrower's operations, its assets or the Collateral;

         (Q) Borrower has filed all federal, state and local tax returns and other reports, or has been included in consolidated returns or reports filed by an Affiliate, which Borrower is required by law, rule or regulation to file and all Charges that are due and payable have been paid;

         (R) Borrower's execution and delivery of this Agreement and of the Ancillary Agreements does not directly or indirectly violate or result in a violation of any applicable laws, rules or regulations, including without limitation, the Securities Exchange Act of 1934, as amended, and Regulations U, G, T and X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220, and 224, respectively), and Borrower does not own or intend to purchase or carry any "margin security," as defined in such Regulations;

         (S) Exhibit 9.1(S) contains a true and complete list of all trademarks, brand-names, copyrights, patents, patent applications in which Borrower has an interest;

         (T) Borrower's Fiscal Year does and will continue to commence on the first day of November and terminate on the last day of October of each calendar year, unless such Fiscal Year is modified with the prior written consent of Lender, which consent shall not be unreasonably withheld;

         (U) (i) the operations of Borrower, any other obligor and each of Borrower's subsidiaries, if any, comply in all material respects with all applicable Environmental Laws; (ii) none of the operations of Borrower, any other obligor or any Subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws; (iii) none of the operations of Borrower, any other obligor or any subsidiary are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; (iv) none of Borrower, any other obligor or any Subsidiary has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material into the environment; and (v) none of Borrower, any other obligor or any Subsidiary has any known material contingent liability in connection with any release of any Hazardous Material into the environment. The materiality standard used in this Section 9.1(V) shall be exceeded if the facts giving rise to a breach or breaches of the representations or warranties contained herein might result in liability in excess of $50,000 in the aggregate.

         Borrower hereby indemnifies Lender, its successors and assignees, and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower, any other obligor or any of Borrower's subsidiaries, of any laws, including but not limited to, the Environmental Laws or any laws or regulations relating to Hazardous Material, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environmental of Hazardous Materials; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower, any other obligor or any of Borrower's subsidiaries in the conduct of their respective business into or upon any land, the atmosphere, or any watercourse, body of water or wetlands, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 9.1(U) shall survive the satisfaction and payment of the Liabilities and the termination of this Agreement.

    9.2. ACCOUNT WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that Lender may rely, in determining which Accounts listed on any Accounts Report are Eligible Accounts, without independent investigation, on all statements, warranties and representations made by Borrower on or with respect to any such Accounts Report and, unless otherwise indicated in writing by Borrower, that:

          (A) Such Accounts are genuine, are in all respects what they purport to be, are not reduced to a judgment and, if evidenced by any instrument, item of chattel paper, agreement, contract or documents, are evidenced by only one executed original instrument, item of chattel paper, agreement, contract, or document, which original has been endorsed and, upon Lender's request, will be delivered to Lender;

          (B) Such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

          (C) Except for credits issued to any Account Debtor in the ordinary course of Borrower's business for Inventory returned pursuant to Section 7.4, the amounts shown on the Accounts Report, and all invoices and statements delivered to Lender with respect to any Account, are actually and absolutely owing to Borrower and are not subject to any material contingencies;

          (D) To the best of Borrower's Knowledge, except as may be disclosed on such Accounts Report, there are no setoffs, counterclaims or disputes existing or asserted with respect to any Accounts included on an Accounts Report, and Borrower has not made any agreement with any Account Debtor for any deduction from such Account, except for discounts or allowances allowed by Borrower in the ordinary course of its business for prompt payment, which discounts and allowances have been disclosed to Lender and are reflected in the calculation of the invoice related to such Account;

          (E) To the best of Borrower's Knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement of any of the Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown an any Accounts Report, and on all contracts, invoices and statements delivered to Lender with respect thereto;

          (F) To the best of Borrower's Knowledge, all Account Debtors are solvent and had the capacity to contract at the time any contract or other document giving rise to or evidencing the Accounts was executed;

          (G)  The goods, the sale of which gave rise to the Accounts,
(i) were produced in full compliance with the Federal Labor Standards Act, 29 U.S.C. Sections 207 ET SEQ. as amended from time to time, and (ii) are not, and were not at the time of the sale thereof, subject to any lien, claim, security interest or other encumbrance, except those of Lender, and those removed or terminated prior to the date hereof;

          (H) Borrower has no knowledge of any fact or circumstances which would impair the validity or collectability of any of the Accounts;

          (I) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in its financial or other condition; and

          (J) The Accounts have not been pledged or sold to any Person or otherwise encumbered and Borrower is the owner of the Accounts free of all liens and encumbrances except those of Lender.

    9.3. INVENTORY WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that Lender may rely, in determining which items of Inventory listed on any Inventory Report are Eligible Inventory, without independent investigation, on all statements, warranties and representations made by Borrower on or with respect to any such Inventory Report and, unless otherwise indicated in writing by Borrower, that:

          (A) All Inventory is located on premises listed on Exhibit 3.3(B) or is Inventory which is in transit and is so identified on the relevant Inventory Report;

          (B) The Inventory has been produced in full compliance with all requirements of the Federal Labor Standards Act, 29 U.S.C. Sections 207 ET SEQ., as amended from time to time;

          (C) Except as specified on Exhibit 3.3(B), no Inventory is now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name; and

          (D) Borrower is the owner of all of the Inventory free and clear of all claims, liens and encumbrances except those of Lender and none of the Inventory has been leased, rented, transferred or sold, either on consignment, on a sale or return basis, on approval, or otherwise.

    9.4. ERISA WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that:

          (A)  Exhibit 9.4 hereto lists all the Employee Benefit Plans.

          (B) Each Employee Benefit Plan is in compliance in all material respects with its terms and with the applicable provisions of ERISA and the Code, except where the failure to so comply would not have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower, and each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified (or, consistent with Section 1140 of the Tax Reform Act of 1986, has been submitted to the Internal Revenue Service for such a determination within the applicable remedial amendment period), and each trust related to any such Employee Benefit Plan has been determined to be exempt from federal income tax under
Section 501(a) of the Code or submitted to the Internal Revenue Service for such a determination;

           (C) Except as set forth in Exhibit 9.4, no Employee Benefit Plan has an actuarial present value of projected benefit obligations that exceeds the fair market value of the net assets available for such benefits, calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Employee Benefit Plan, and no such Employee Benefit Plan provides for subsidized early retirement benefits that, in the event of a reduction in force or plant closing, would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (D) Except as set forth on Exhibit 9.4, no Employee Benefit Plan is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA;

           (E) Neither Borrower nor any of its ERISA Affiliates has breached in any material respect any of the responsibilities, obligations, or duties imposed on them by ERISA or the regulations promulgated thereunder with respect to any Employee Benefit Plan, which breach would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (F) Neither Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, where such failure or complete or partial withdrawal would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (G) At the date hereof, the aggregate potential withdrawal liability, as determined in accordance with Title IV of ERISA, of Borrower and any ERISA Affiliates with respect to all Employee Benefit Plans that are Multiemployer Plans would not have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower and, to the best of Borrower's and its ERISA Affiliates' knowledge, no Multiemployer Plan is in reorganization or insolvent within the meaning of
Section 4241 or 4245 of ERISA;

           (H) Neither Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment;

           (I) Neither Borrower nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan under Section 401(a)(29) of the Code due to an Employee Benefit Plan amendment that results in an increase in current liability for the plan year;

           (J) No liability to the PBGC has been, or is expected by Borrower or any ERISA Affiliate to be, incurred by Borrower or any ERISA Affiliate, which liability would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower, and there are no premium payments that have become due and which are unpaid;

           (K) No events have occurred in connection with any Employee Benefit Plan that might constitute grounds for the termination of any such Employee Benefit Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Employee Benefit Plan;

           (L) Except as set forth in Exhibit 9.4, no Reportable Event has, in the case of any Employee Benefit Plan other than a Multiemployer Plan, occurred and is continuing, or to the best of Borrower's knowledge, has occurred and is continuing in the case of any such Employee Benefit Plan that is a Multiemployer Plan;

           (M) No Employee Benefit Plan had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Employee Benefit Plan or, in the case of any Multiemployer Plan, as of the most recent fiscal year of such Multiemployer Plan for which the annual reports of such Multiemployer Plan's actuaries and auditors have been received; and

           (N) Borrower has not engaged in a Prohibited Transaction, which Prohibited Transaction would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower.

     9.5. AUTOMATIC WARRANTY AND REPRESENTATION AND REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS. Each request for an advance made by Borrower pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrower to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the warranties and representations of Borrower contained in this Agreement and in the Ancillary Agreements.

     9.6 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the Ancillary Agreements shall be true at the time of Borrower's execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto.

10.  COVENANTS AND CONTINUING AGREEMENTS.

     10.1. AFFIRMATIVE COVENANTS. Borrower covenants that it shall, unless Lender consents in writing otherwise:

           (A) On the last day of each Fiscal Year of Borrower, Borrower shall have Leverage of less than 1:1. For purposes hereof, the term "Leverage" shall be defined as the ratio of Total Liabilities to Shareholder's Equity. For purposes hereof, the term "Total Liabilities" shall be defined as, at any date, all liabilities of Borrower and its subsidiaries that, in accordance with generally accepted accounting principles, should be classified as liabilities on the balance sheet of Borrower and its subsidiaries, whether or not so classified. For purposes hereof, the term "Shareholder's Equity" shall be defined as, at any date, the shareholder's equity of Borrower and its subsidiaries that, in accordance with generally accepted accounting principles, should be classified as shareholder's equity on the balance sheet of Borrower and its subsidiaries, whether or not so classified. Lender agrees that this financial covenant shall be measured only on the last day of each Fiscal Year of Borrower.

         (B) Borrower shall maintain Operating Profit, measured quarterly on the last day of each fiscal quarter of Borrower, on a cumulative, year-to-date basis.

                -------------------------------------------------
                        Third Quarter: 1995       ($1,475,000)
                -------------------------------------------------
                        Fourth Quarter: 1995        $3,725,000
                -------------------------------------------------
                        First Quarter: 1996        ($2,375,000)
                -------------------------------------------------
                        Second Quarter: 1996       ($3,400,000)
                -------------------------------------------------
                        Third Quarter: 1996       ($1,225,000)
                -------------------------------------------------
                        Fourth Quarter: 1996        $5,200,000
                -------------------------------------------------
                        First Quarter: 1997        ($4,221,000)
                -------------------------------------------------
                        Second Quarter: 1997       ($6,938,000)
                -------------------------------------------------
                        Third Quarter: 1997       ($3,721,000)
                -------------------------------------------------
                        Fourth Quarter: 1997        $7,875,000
                -------------------------------------------------
                        First Quarter: 1998        ($4,221,000)
                -------------------------------------------------
                        Second Quarter: 1998       ($6,938,000)
                -------------------------------------------------
                        Third Quarter: 1998       ($3,721,000)
                -------------------------------------------------
                        Fourth Quarter: 1998        $7,875,000
                -------------------------------------------------

         For purposes hereof, the term "Operating Profit" shall be defined as for any fiscal period, Borrower's (a) Net Income for such period, PLUS (b) all income taxes included as an expense of Borrower in determining Net Income for such period, PLUS (c) interest deducted as an expense of Borrower in the determination of Net Income for such period, determined in accordance with generally accepted accounting principles. For purposes hereof, the term "Net Income" shall be defined as, Borrower's consolidated net income (or loss) after income and franchise taxes and shall have the meaning given such term by generally accepted accounting principles, provided that there shall be specifically excluded therefrom tax-adjusted (i) gains or losses from the sale of capital assets, (ii) net income of any Person in which Borrower has an ownership interest, unless received by Borrower in a cash distribution, and (iii) any gains arising from extraordinary items, as determined in accordance with generally accepted accounting principles.

         (C) Pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participant, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received or delivered to Lender or any participant on account of the Liabilities;

         (D) At its sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers, flood, business interruption, boiler and all other hazards and risks which are specified by Lender from time to time by obtaining policies naming Lender as Lender's loss payee, mortgagee and additional insured (none of which shall be cancelable or subject to modification without at least thirty (30) days notice to Lender) in coverage, form and amount and with companies satisfactory to Lender and at Lender's request will deliver each policy or certificate or insurance together with the applicable Lender's loss payee endorsement to Lender. In addition, Borrower will deliver renewals for all of such policies at least thirty (30) days prior to the expiration date of the subject policy. Without limiting the generality of the foregoing, unless otherwise agreed in writing by Lender, all of such policies shall (i) provide that no act of any person other than Lender will affect Lender's right to recover under such policies; (ii) be in amount at least equal to the greater of (a) original cost or (b) replacement value of the Collateral covered thereby; and (iii) contain an agreed value clause sufficient to eliminate any risk of co-insurance;

         (E) Notify Lender promptly and in no event later than ten (10) days of any event of occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;

         (F) Maintain (a) product liability insurance in an amount customary for the business conducted by Borrower; and (b) general public liability insurance in an amount reasonably satisfactory to Lender but in no event less than $1,000,000 per occurrence, for bodily injury and property damage, by obtaining policies (none of which shall be cancelable or subject to modification without at least thirty (30) days notice to Lender) in coverage and form and with companies satisfactory to Lender with Lender's loss payable and additional endorsements in favor of Lender and at Lender's request will deliver each policy or certificate of insurance to Lender. In addition, Borrower will deliver renewals for all of such policies at least thirty (30) days prior to the expiration date of the subject policy;

     (G) Upon Borrower's learning thereof, notify Lender promptly and in no event later than ten (10) days of (i) any material delay in Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets, defenses or counterclaims by any Account Debtor and of any allowances or credits granted (including all credits issued for returned or repossessed Inventory) or other monies advanced by Borrower to any Account Debtor and (ii) all material adverse information relating to the financial or other conditions of any Account Debtor;

     (H) Keep books of account and prepare financial statements and furnish to Lender the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Financials, unless Borrower's independent certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):

          (i)   as soon as available, but not later than one hundred twenty
(120) days after the close of each Fiscal Year of Borrower, financial statements of Borrower (including: (a) a balance sheet; (b) a profit and loss statement; (c) a statement of cash flows; and (d) a reconciliation of Borrower's capital account with supporting footnotes) as at the end of such year and for the year then ended all in reasonable detail as requested by Lender and audited by Coopers & Lybrand, L.L.P. or another firm of independent certified public accountants of recognized national standing selected by Borrower and acceptable to Lender and containing the unqualified opinion of such independent certified public accountants with respect to the financial statements;

          (ii) as soon as available, but not later than thirty (30) days after the end of each month, an unaudited financial statement of Borrower (including a statement of profit and loss and of surplus for the month of the portion of Borrower's Fiscal Year then elapsed), all in reasonable detail as requested by Lender and certified by Borrower's principal financial officer as prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of Borrower for such period;

          (iii) as soon as available, but not later than forty-five (45) days after the end of each fiscal quarter of Borrower, a copy of Borrower's most recent Form 10-Q which was filed with the Securities Exchange Commission pursuant to the Securities Exchange of 1934, certified by an officer of Borrower;

          (iv) as soon as available, but not later than thirty (30) days after the end of each month, an officer's certificate in the form of
Exhibit 10.1(H) attached hereto in which the chief financial officer of the Company certifies that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Borrower was in compliance with the covenants contained herein;

          (v) as soon as available, but not later than ninety (90) days after the end of each Fiscal Year of Borrower, projections certified by the chief financial officer of Borrower for each quarter of Borrower's next Fiscal Year, including, but not limited to a pro forma balance sheet and a pro forma statement of profits and losses and cash flow projections; and

          (vi) such other data and information (financial and other) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of its operations, or the financial condition of any Person who is a guarantor of any of the Liabilities, including without limitation, to Accounts agings, Accounts Payable report and detailed inventory reports;

     (I) Notify Lender promptly upon, but in no event later than ten (10) Business Days after, Borrower's learning thereof, that any Eligible Account or Eligible Inventory which individually or in the aggregate exceeds $100,000 has ceased to be an Eligible Account or Eligible Inventory, respectively, and the reason(s) for such ineligibility;

     (J) Notify Lender, promptly upon, but no later than ten (10) days after, Borrower's learning of (i) any litigation affecting Borrower, whether or not the claim is considered by Borrower to be covered by insurance; or (ii) the institution of any suit or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Borrower or which may affect Lender's security interest in the Collateral;

     (K) Provide Lender with copies of all agreements between Borrower and any warehouse at which Inventory may, from time to time, be kept and all leases or similar agreements between Borrower and any Person, whether Borrower is lessor or lessee thereunder; and

     (L) As to the following ERISA reports:

          (i) As soon as possible, and in any event within ten (10) Business Days, after Borrower knows or has reason to know that a Prohibited
Transaction or a Reportable Event has occurred (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), which could have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower, deliver to Lender a certificate of a responsible officer of Borrower setting forth the details of such Prohibited Transaction or Reportable Event, the action that Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC;

               (ii) Upon reasonable request of Lender made from time to time, deliver to Lender a copy of the most recent actuarial report, funding waiver request, and annual report filed with respect to any Employee Benefit Plan;

               (iii) Upon reasonable request of Lender made from time to time, deliver to Lender a copy of any Employee Benefit Plan;

               (iv) As soon as possible, and in any event within ten (10) Business Days, after it knows or has reason to know that any of the following have occurred with respect to any Employee Benefit Plan, deliver to Lender a certificate of a responsible officer of Borrower setting forth the details of the events described in (a) through (l) and the action that Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or other agency of the United States government with respect to such of the events described in (a) through (l):
(a) any Employee Benefit Plan has been terminated; (b) the Plan Sponsor intends to terminate any Employee Benefit Plan; (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any Employee Benefit Plan or to appoint a trustee to administer such Employee Benefit Plan, or Borrower or any ERISA Affiliate receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (d) Borrower or any ERISA Affiliate withdraws from any Employee Benefit Plan, or notice of any withdrawal liability is received by Borrower or any ERISA Affiliate; (e) any Employee Benefit Plan has received an unfavorable determination letter from the Internal Revenue Service regarding the qualification of the Employee Benefit Plan under
Section 401(a) of the Code; (f) Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment or has applied for a waiver of the minimum funding standard under Section 412 of the Code;
(g) the imposition of any tax under Code Section 4980B(a) or the assessment by the Secretary of Labor of a civil penalty under Section 502(c) or 502(l) of ERISA; (h) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by Borrower or any ERISA Affiliate from a Multiemployer Plan; (i) Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Employee Benefit Plan; (j) a Multiemployer Plan is in "reorganization" or "insolvent" (as described in Title IV of ERISA) or such Multiemployer Plan intends to terminate or has terminated under Section 4041A of ERISA; (k) the institution of a proceeding by a fiduciary of a Multiemployer Plan against Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA; or (l) Borrower or any ERISA Affiliate has increased benefits under any existing Employee Benefit Plan or commenced contributions to an Employee Benefit Plan to which Borrower or any ERISA Affiliate was not previously contributing. For purposes of this Section, Borrower shall be deemed (i) to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which Borrower is the Plan Sponsor or in which Borrower participates or to which Borrower contributes, and (ii) to have knowledge of all facts known by the Plan Administrator of any Employee
Benefit Plan of which any ERISA Affiliate is the Plan Sponsor or in which any ERISA Affiliate participates or to which any ERISA Affiliate contributes and which facts could lead to an event or condition that could have a material
(in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower.

          (M) Give written notice to Lender within ten (10) days of receipt of any notice that (i) the operations of Borrower, any other obligor or any Subsidiary are not in full compliance with requirements of applicable Environmental Laws; (ii) Borrower, any other obligor or any Subsidiary is subject to any Federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Material into the environment; or (iii) any properties or assets of Borrower, any other obligor or any Subsidiary are subject to any Environmental Lien;

          (N) Without limiting the generality of any of Borrower's other covenants and agreements, the operations of Borrower, any other obligor and each of Borrower's Subsidiaries shall at all times comply in all material respects with all applicable Environmental Laws. The materiality standard used in this Section 10.1(N) shall be exceeded if the facts giving rise to a breach or breaches of the covenant contained herein might result in liability in excess of $50,000 in the aggregate, whether or not such liability may be covered by insurance; and

          (O) Promptly provide Lender with all documents requested by Lender which are required from time to time by federal regulations and/or regulators.

     10.2 NEGATIVE COVENANTS. Borrower covenants that it shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld where granting such consent is not inconsistent with protecting Lender's security interest in the Collateral:

          (A) Merge or consolidate with, purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of, any Person or sell all or substantially all of its assets to any Person;

          (B) Other than in the ordinary course of its business, acquire, purchase or make any investment in the obligations, stock securities or equity of any Person;

          (C) Declare or pay dividends upon any of Borrower's Stock or make any distribution of Borrower's property or assets or make any loans, advances or extensions of credit to any Person including, without limitation, to any Affiliate, officer or employee of Borrower, other than with respect to the ordinary course of Borrower's business;

          (D) Except as specifically permitted herein, make any material change in Borrower's capital structure or materially change the nature of Borrower's business in which it is presently engaged, or purchase or invest, directly or indirectly, in any assets or property (other than in the ordinary course of business) which are useful in, necessary for and are to be used in its business as presently conducted, except: (i) the contemplated sale of the Aviation Training Systems for an amount not less than Two Million Dollars ($2,000,000) to which Lender expressly consents on the condition that all sale proceeds are paid to Lender and that such sale would not otherwise cause a Default hereunder; and (ii) the raising of additional equity through a public offering or private placement of Borrower's common stock;

          (E) Enter into, or be a party to, any transaction or agreement, whether oral or in writing, with any Affiliate, director, officer or Stockholder of Borrower, except agreements to pay salary and similar compensation to Borrower's employees in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate, director, officer or Stockholder of Borrower;

      (F) Enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Indebtedness or permit a modification of any kind or nature with respect to any Account which materially and adversely affects the Collateral, including any of the terms relating thereto, except for credits given for Inventory returned pursuant to
Section 7.4;

      (G) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person, except (i) its Affiliates' obligations to Lender, and (ii) by endorsement of instruments or items of payment for deposit to the general account of Borrower or for deliver to Lender on account of the Liabilities;

      (H) Make deposits to or withdrawals from any of its deposit accounts for the benefit of any Affiliate;

      (I) Except as otherwise expressly permitted herein or in the Ancillary Agreements, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of Borrower's properties, assets, rights or businesses or the Collateral, except sales of Installment Accounts for cash on a non-recourse basis or, with the written consent of Lender, on a recourse basis to Borrower if: (i) sales proceeds thereof are paid to Lender and are in an amount sufficient to pay all of the Liabilities relating to such Installment Accounts, and (ii) such sale would not otherwise cause a Default hereunder;

      (J) Incur or otherwise acquire any Indebtedness (other than the Liabilities), except for (i) trade payables arising in the ordinary course of Borrower's business, (ii) Indebtedness for borrowed money upon terms and conditions reasonably acceptable to Lender which is unsecured or secured by assets other than the Collateral and in each case is to Persons who execute and deliver to Lender (in form and substance acceptable to Lender and its counsel) subordination agreements subordinating their claims against Borrower to the payment of the Liabilities ("Permitted Subordinated Indebtedness"), and (iii) purchase money financing, to the extent that it is permitted herein (collectively, the "Permitted Indebtedness");

      (K) Permit any Accounts owing to Borrower from any Affiliate to be payable on terms which would not allow Borrower to demand payment upon the occurrence of a default or permit the aggregate amount of all Accounts owing from its Affiliates at any time to exceed the amount set forth on Exhibit 10.2(K) unless a Default has occurred in which case Borrower shall permit no Accounts to be owing from its Affiliates;

      (L) Materially modify, amend or supplement Borrower's Articles of Incorporation or similar document;

      (M) Enter into any agreement (other than employment agreements) with any Person that confers upon such Person the right or authority to control or direct a major portion of the business or assets of Borrower;

      (N) Alter or amend the commencement date or termination date of any Fiscal Year without the prior written consent of Lender, which shall not be unreasonably withheld;

      (O)  Do any of the following:

           (i) Establish, maintain, or operate any Employee Benefit Plan that is not in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder, except where the failure to so comply would not have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (ii) Allow to exist any Accumulated Funding Deficiency with respect to any Employee Benefit Plan, which would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (iii) Terminate any Employee Benefit Plan, or withdraw or effect a partial withdrawal from any Multiemployer Plan, if such termination, withdrawal, or partial withdrawal would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, which failure would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (v) Fail to make any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment, which failure would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

           (vi) Amend any Employee Benefit Plan so as to result in an increase in current liability for the plan year such that Borrower or any ERISA Affiliate is required to provide security to such Employee Benefit Plan under Section 401(a)(29) of the Code;

           (vii) Enter into any Prohibited Transaction, which Prohibited Transaction would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

                  (viii) Permit the occurrence of any Reportable Event, which would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operation of Borrower; or

                  (ix) Allow or permit to exist with respect to any Employee Benefit Plan any other event or condition known or which reasonably should be known to Borrower and which would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower; or

             (P) Issue any Stock, other than common Stock, without Lender's prior written consent, which shall not be unreasonably withheld.

      10.3 CONTESTING CHARGES. Notwithstanding anything to the contrary herein, Borrower may dispute any Charges without prior payment thereof, even if such non-payment may cause a lien to attach to Borrower's assets, provided that Borrower shall give Lender prompt notice of such dispute and shall be diligently contesting the same in good faith and by an appropriate proceeding and there is no danger of a loss or forfeiture of any of the Collateral and provided further that, if the same are potentially or actually in excess of $50,000 in the aggregate at any time hereafter, Borrower shall give Lender such additional collateral and assurances as Lender, in its reasonable discretion, deems necessary under the circumstances, immediately upon demand by Lender.

      10.4 PAYMENT OF CHARGES. Subject to the provisions of Section 10.3, Borrower shall pay promptly when due all of the Charges. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to promptly obtain the satisfaction of such Charges, Borrower shall promptly so notify Lender thereof and Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Default, in its sole discretion, at any time or times thereafter, make such payment or any part thereof, (but shall not be obligated so to do) or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.

      10.5 INSURANCE: PAYMENT OF PREMIUMS. All policies of insurance on the Collateral or otherwise required hereunder shall be in form and amount satisfactory to Lender and with insurers reasonably recognized as adequate by Lender. Borrower shall deliver to Lender the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor and shall deliver renewals of all such policies to Lender at least thirty (30) days prior to their expiration dates. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days' prior notice before any such policy shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of Lender to all insurers under such policies to pay all proceeds payable thereunder directly to Lender for application against the Liabilities in the inverse order of maturity. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies, endorsing the name of Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If Borrower shall fail to obtain or to maintain any of the policies required by this Agreement or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.

      10.6 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT. Except as otherwise expressly provided for in this Agreement and in the Ancillary Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Ancillary Agreements shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, the Collateral, or any of the undertakings, agreements, covenants, warranties and representations of Borrower or Lender contained in this Agreement or the Ancillary Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

11.  DEFAULT; EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      11.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a Default which, if not cured within the applicable grace period or waived by Lender, shall constitute an Event of Default:

             (A) Borrower fails to pay any part of the Liabilities when due and payable or declared due and payable and the same is not cured within five
(5) days after Lender gives Borrower notice of such Default;

             (B) Borrower or any Affiliate fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by Borrower or such Affiliate and the same is not cured to Lender's satisfaction within fifteen (15) days after Lender gives Borrower notice identifying such default; provided, however, that breach of any of the provisions, conditions or covenants contained in Sections 10.1(A), 10.1(B), 10.1(D), 10.1(E), 10.1(F), 10.1(G), 10.1(I), 10.1(J), 10.1(M) and
Section 10.2 shall without notice or time to cure be an immediate Event of Default.

             (C) A default shall occur and is not cured prior to the expiration of any applicable grace and/or cure period under any agreement, document or instrument, other than this Agreement or any of the Ancillary Agreements, now or hereafter existing, to which Borrower is a party or (ii) a default shall occur and is not cured prior to the expiration of any applicable grace and/or cure period;

         (D) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect;

         (E) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral in an amount in excess of $50,000;

         (F) The Collateral or any of Borrower's or any Guarantor's other assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter; an application of a receiver, trustee, or custodian for any of the Collateral or any of Borrower's or any Guarantor's other assets and the same is not dismissed within thirty (30) days after the application therefor;

         (G) An application is made by Borrower or any Guarantor for the appointment of a receiver, trustee or custodian for any of the Collateral or any of Borrower's or any Guarantor's other assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by or against Borrower or any Guarantor and is not dismissed within thirty (30) days after filing; Borrower or any Guarantor makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against Borrower or any Guarantor for its dissolution, liquidation, or termination; Borrower or any Guarantor ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; provided, however, notwithstanding anything stated to the contrary in this paragraph no cure time is allowed or permitted Borrower upon the happening of any of the foregoing events or occurrences stated in this Section 11.1(G) if the same are the voluntary actions taken by Borrower;

         (H) Except as permitted in Section 10.3, a notice of lien, levy or assessment is filed of record with respect all or any substantial portion of Borrower's or any Guarantor's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon the Collateral or any of Borrower's or any Guarantor's other assets and such lien or encumbrance is not released within thirty (30) days after its creation;

         (I) Judgment(s) is or are rendered against Borrower in excess of $250,000 and Borrower fails to commence appropriate proceedings to appeal such judgment within the applicable appeal period or, after such appeal is filed, Borrower fails to diligently prosecute such appeal or such appeal is denied;

         (J) Borrower or any Guarantor becomes insolvent or fails generally to pay its debts as they become due;

         (K)  Borrower or any ERISA Affiliate:

              (i) Shall fail to pay when due an amount that is payable by it to the PBGC or to any Employee Benefit Plan and which failure has a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

              (ii) Has imposed against it any tax under Code Section 4980B(a) that has a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

              (iii) Has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA Section 502(c) or 502(l) that has a material (in the reasonable opinion of Lender) adverse effect of the financial condition or results or operations of Borrower;

              (iv) Is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan resulting from Borrower's or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Sections 4203 or 4205) from such Multiemployer Plan, where such default would have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower;

              (v) Has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA Section 515 and such proceedings shall not have been dismissed within thirty (30) days thereafter, where such proceedings could have a material (in the reasonable opinion of Lender) adverse effect on the financial condition or results or operations of Borrower; or

              (vi) Permits any other event or condition to occur or exist with respect to an Employee Benefit Plan that has a material (in the reasonable opinion of Lender) adverse effect on the financial conditions or results or operation of Borrower;

         (L) If a default occurs under any agreement, instrument or document relating to any of the Liabilities and heretofore, now or at any time or times hereafter executed by, or delivered to Lender by Borrower or by any Guarantor and such default shall remain uncured through any applicable grace and/or cure period;

         (M) Borrower has not established a fully operational lock box in accordance with Section 4.3 hereof on or before May 15, 1997; or

         (N) If any material adverse change in the business or financial condition of Borrower occurs, or if any event that materially increases Lender's risk or materially impairs the Collateral occurs.

    11.2 ACCELERATION OF THE LIABILITIES. Upon and after the occurrence of a Default, all or any portion of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

     11.3 REMEDIES. Upon and after the occurrence of a Default, Lender shall have all of the following rights and remedies:

           (A) All of the rights and remedies of a secured party under the Illinois Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law, and in addition to any other rights and remedies contained in this Agreement and in any of the Ancillary Agreements;

           (B) The right to (i) peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble and deliver the Collateral to Lender at a place to be designated by Lender;

           (C) The right to (i) open Borrower's mail and collect any and all amounts due from Account Debtors provided that Lender forwards such mail to Borrower, (ii) notify Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein, and (iii) direct such Account Debtors to make all payments due from them upon the Accounts, including the Special Collateral, directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish Borrower with a copy of any such notice sent and Borrower hereby agrees that any such notice in Lender's sole discretion, may be sent on Lender's stationery, in which event, Borrower shall, upon demand, co-sign such notice with Lender; and

           (D) The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as provided in Section 11.4, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegals' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. Lender shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

     11.4 NOTICE. Borrower agrees that any notice required to be given by Lender of a sale, lease, other disposition of any of the Collateral or any other intended action by Lender, which is delivered to Borrower by:
(i) confirmed facsimile transmission along with a copy which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address set forth in Section 13.10, (ii) personal service, or (iii) overnight mail to Borrower at the address set forth in Section 13.10, at least fifteen
(15) days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to Borrower.


12.  CONDITIONS PRECEDENT TO DISBURSEMENT

     12.1 CONDITIONS PRECEDENT TO FUNDING ON ORIGINATION DATE. The obligation of Lender to make the loans on the Origination Date to Borrower pursuant to the Total Facility were subject to the condition precedent that Lender had received, prior to the first disbursement of the proceeds of any of the loans hereunder, the following, duly executed in the form and substance satisfactory to Lender:

           (A)  A duly executed copy of this Agreement;

           (B) A secured Promissory Note representing the Revolving Loan, duly executed by Borrower, payable to the order of Lender;

           (C) A Special Deposit Agreement (executed by TRO and the Depository Bank) and a Lock Box Agreement (executed by Roach and the Depository Bank);

           (D) UCC-1 and UCC-2 Financing Statements, as appropriate, duly executed by Borrower, as Debtor, in favor of Lender, as secured party, in the jurisdiction in which Borrower maintains its chief executive office and in each other jurisdiction in which Borrower conducts its business operations and/or maintains Collateral;

           (E) UCC/Tax/Judgment Lien Search Reports with respect to Borrower, together with duly executed releases and/or termination statements as Lender may request;

           (F) Certificate of the President of Borrower as to Officers and Directors, Directors' Resolutions and miscellaneous matters;

           (G) Certificate of Officer of Borrower as to the correctness of certain representations and warranties and as to no Events of Default;

           (H) Certified copies of the Articles of Incorporation and By-laws of Borrower;

          (I) Certificates of Good Standing of recent date from the Secretary of State of the states of Minnesota, Delaware, Illinois and of each jurisdiction where the nature of any of Borrower's business operations requires qualification as a foreign corporation;

          (J) Warranty of Validity of Accounts duly executed by the Chief Executive Officer and the Chief Financial Officer of Borrower;

          (K) Warranty of Validity of Inventory duly executed by the Chief Executive Officer and the Chief Financial Officer of Borrower;

          (L) Favorable opinions of counsel for Borrower as to such matters as Lender may reasonably request;

          (M) Landlord's Waivers duly executed by the lessors of the real property leased by Borrower which is set forth on Exhibit 12.1(M) attached hereto;

          (N)  Guaranty of TRO Learning, Inc.;

          (O)  Negative Pledge Agreement of TRO Learning, Inc.;

          (P)  Tax Identification Form;

          (Q) Certified copies of all insurance policies (unless Lender is willing to accept Certificate(s) of Insurance) in respect of all property, casualty, liability and other insurance maintained by Borrower in respect to the Collateral or otherwise in respect to its business, together with loss payable, mortgagee and other endorsements acceptable as to form and substance to Lender;

          (R)  A letter from Borrower's auditor in compliance with Section
30.1 of the Illinois Public Accounting Act;

          (S) Such filings as Lender shall reasonably request in order to perfect its security interest in Borrower's General Intangibles;

          (T) Satisfaction that Borrower shall have not less than Six Hundred Thousand Dollars ($600,000) in availability under the Revolving Loan on the Origination Date; and

          (U) Such other opinions, documents, assignments, certificates or approvals as Lender reasonably may request.

          (V) The obligation of Lender to make the loans pursuant to the Total Facility to Borrower on the Origination Date was subject to the further condition precedent (which was satisfied by Borrower) that all proceedings taken in connection with the transaction contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, were satisfactory in form and substance to Lender and its counsel.

     12.2 CONDITIONS PRECEDENT TO CONTINUED FUNDING. (A) The obligation of Lender to make Revolving Loans to Borrower pursuant to the Total Facility is subject to the condition precedent that Lender shall have received, prior to the disbursement of any additional proceeds of the Revolving Loan, the following, duly executed in the form and substance satisfactory to Lender:

     (i)    A duly executed copy of this Agreement;

     (ii) A secured Amended and Restated Promissory Note representing the Revolving Loan, duly executed by Borrower, payable to the order of Lender;

     (iii) UCC/Tax/Judgment Lien Search Reports with respect to Borrower, together with duly executed releases and/or termination statements as Lender may request;

     (iv) An Amended and Restated Certificate of an Officer of Borrower as to Officers and Directors, Directors' Resolutions and miscellaneous matters;

      (v) An Amended and Restated Certificate of Officer of Borrower as to the correctness of certain representations and warranties and as to no Events of Default;

     (vi) Favorable opinions of counsel for Borrower as to such matters as Lender may reasonably request;

     (vii)  An Amended and Restated Guaranty of TRO Learning, Inc.;

     (viii) An Amended and Restated Negative Pledge Agreement of TRO Learning, Inc.;

     (ix)   An update to Borrower's auditors advising them of this Agreement;

     (x)    Certificates of Insurance;

     (xi) Such filings as Lender shall reasonably request in order to perfect its security interest in Borrower's General Intangibles;

     (xii) Such other opinions, documents, assignments, certificates or approvals as Lender reasonably may request;

     (xiii) Borrower shall have established and made operational certain lock box and special deposit accounts, upon terms and conditions acceptable to Lender, in Lender's sole and absolute discretion; and

     (xiv) The obligation of Lender to make additional Revolving Loans pursuant to the Total Facility to Borrower on the date hereof is subject to the further condition precedent that all proceedings taken in connection with the transaction contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to Lender and its counsel.

          (B) In addition to the foregoing, prior to Lender making of any and all loans hereunder, all of the following shall have been satisfied in a manner satisfactory to Lender:

          (i) No change in the condition or operations, financial or otherwise, of Borrower or any Affiliate, shall have occurred which change, in the reasonable credit judgment of Lender, may have a material adverse effect on Borrower or such Affiliate or on any of the Collateral;

          (ii) No litigation shall be outstanding or have been instituted or threatened which Lender determines to be material against Borrower or any Affiliate or any of the Collateral;

          (iii) All of the representations and warranties of Borrower set forth in this Agreement and each of the other Agreements to which Borrower is a party shall be true and correct on the date of the contemplated loan to the same extent as originally made on such date;

          (iv)  No Event of Default or Default shall exist or be continuing;

          (v) Lender shall be satisfied that the transactions contemplated by this Agreement are in compliance with all applicable laws, regulations, orders, and contractual obligations deemed relevant by Lender;

          (vi) Lender's liens and security interests securing the Liabilities shall have been duly created and perfected and be of first priority, except as otherwise expressly permitted by this Agreement;

          (vii) Lender shall have received, on or prior to 1:00 P.M. (Chicago, Illinois time) no later than the day a Base Rate Revolving Loan is to be made and at least two (2) Business Days prior to the day a LIBOR Rate Revolving Loan is to be made, (i) a telephonic request (which telephonic request, in the case of LIBOR Rate Revolving Loan, shall be promptly confirmed in writing) from Borrower for an advance in a specific amount, and (ii) a current daily certificate identifying the current Borrowing Base and all other documents required to have been delivered to Lender hereunder prior to such date. In the case of LIBOR Rate Revolving Loan, advances may be made with respect to the Revolving Loan no more than twice each week and only in minimum amounts of Five Hundred Thousand Dollars ($500,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof. Each request for an advance for a Base Rate Revolving Loan or a LIBOR Rate Revolving Loan shall specify: (1) the proposed date of funding (which shall be a Business Day); (2) the amount and type of advance requested; (3) that the aggregate amount of the Revolving Loan (including the advance then noticed) will not exceed the unused loan availability; (4) whether such advance shall consist of a Base

                    Rate Revolving Loan or a LIBOR Rate Revolving Loan; and (5) if such advance, or a portion thereof is a LIBOR Rate Revolving Loan, the amount thereof and the initial Interest Period therefor; and

            (viii) Lender shall have received a certificate reconciling Borrower's Accounts Report and Inventory Report and setting forth Borrower's Borrowing Base (the "Borrowing Base Certificate") executed by a duly authorized officer of Borrower and delivered to Lender on the Origination Date (for the initial advance) and monthly on the twentieth
                    (20th) day of each month thereafter during the Term.


     12.3 CONDITIONS PRECEDENT TO FUNDING THE TERM LOAN ON THE CLOSING DATE. The obligation of Lender to fund the Term Loan to Borrower on the Closing
Date pursuant to the Total Facility is subject to the condition precedent that, in addition to satisfaction of the additional conditions set forth in
Section 12.2(B)(i) through (vi) hereof, Lender shall have received, prior to the Term Loan disbursement the following, duly executed in the form and substance satisfactory to Lender:

            (A) Satisfaction that Borrower has raised, subsequent to the date hereof and prior to the Closing Date, Three Million Dollars ($3,000,000) through the issuance of Stock and/or the incurrence of Permitted Subordinated Indebtedness;

            (B) A secured Promissory Note representing the Term Loan, duly executed by Borrower, payable to the order of Lender; and

            (C) Borrower's compliance with all of the terms and conditions of this Agreement.

            The obligation of Lender to make the Term Loan pursuant to the Total Facility to Borrower on the Closing Date is subject to the further condition precedent that all proceedings taken in connection with the transaction contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to Lender and its counsel.

13.  MISCELLANEOUS

     13.1 APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY-IN-FACT. Borrower, irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney and agent in-fact and Lender, or Lender's agent, may, without notice to Borrower:

            (A) At any time hereafter, endorse by writing or stamp Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities in order to preserve or protect Lender's security interest in the Collateral;

          (B) At any time after the occurrence of a Default, in Borrower's or Lender's name: (i) demand payment of the Collateral; (ii) enforce payment of the Collateral, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts and the Special Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect the Collateral; (vi) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) satisfy and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.3; (ix) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (xi) do all acts and things necessary, in Lender's reasonable discretion, to fulfill Borrower's obligations under this Agreement; and (xii) endorse by writing or stamp the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; and

          (C) Notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and receive, open and dispose of all mail addressed to Borrower in order to preserve or protect Lender's security interest in the Collateral;

    13.2 MODIFICATION OF AGREEMENT: SALE OF INTEREST. This Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or the Ancillary Agreements or any portion hereof or thereof, including, without limitation, Borrower's right, title, interest, remedies, powers, or duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the Ancillary Agreements or of any portion hereof or thereof, including, without limitation, Lender's right, title interest, remedies, powers, or duties hereunder or thereunder.

   13.3 ATTORNEYS' FEES AND EXPENSES: LENDER'S OUT-OF-POCKET EXPENSES. If, at any time or times, whether prior to or subsequent to the date hereof and regardless of the existence of a Default or an Event of Default, Lender incurs reasonable legal or other costs and expenses or employs counsel, accountants or other professionals for advice or other representation or services in connection with:

         (A) The preparation, negotiation and execution of this Agreement, all Ancillary Agreements, any amendment of or modification of this Agreement or the Ancillary Agreements or any sale or attempted sale of any interest herein to a Participant;

         (B) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or Borrower's affairs;

         (C) Any attempt to enforce any rights of Lender or any Participant against Borrower or any other Person which may be obligated to Lender or such Participant by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors;

         (D) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral; or

         (E) Any inspection, verification, protection, collection, sale, liquidation or other disposition of any of the Collateral, including without limitation, Lender's periodic or special audits of Borrower's books and records; then in any such event, the reasonable attorneys' and paralegals' fees and expenses arising from such services and all reasonably incurred expenses, costs, charges and other fees of or paid by Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Section 13.3 shall be payable by Borrower to Lender upon demand and shall be additional Liabilities. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of all such services.

     13.4 WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or of any Ancillary Agreement shall not constitute a waiver, or affect or diminish any rights of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default under this Agreement or any Ancillary Agreement shall not suspend, waive or affect any other Default under this Agreement or the Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Ancillary Agreements and no Default under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver. Notwithstanding any of the foregoing, any and all written waivers by Lender of any requirements in this Agreement subsequent to the Origination Date but prior to date hereof, including but not limited to Lender's waiver of Borrower's failure to maintain its quarterly Operating Profit for the fourth quarter of 1996, as reflected in the Third Amendment to Loan and Security Agreement dated January 6, 1997, shall be restated hereby.

     13.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be in effective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.6 PARTIES; ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender. Borrower's successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for Borrower. Nothing contained in this
Section 13.6 shall be deemed to modify Section 13.2. This Agreement is the complete statement of the agreement by and between Borrower and Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.

     13.7 CONFLICT OF TERMS. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Ancillary Agreement, the provision contained in this Agreement shall govern and control.

    13.8 WAIVER BY BORROWER. Except as otherwise provided for in this Agreement, Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Borrower acknowledges that is has been advised by its own counsel with respect to this Agreement and the transactions evidenced by this Agreement.

     13.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY LENDER IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER HEREBY
(I) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (II) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (III) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND (IV) IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (V) AGREES THAT A FINAL JUDGMENT IN ANY SUCH

ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (VI) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS
SECTION 13.9 SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

     13.10 NOTICE. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon deposit in the United States certified or registered mails, with proper postage prepaid, or delivered by overnight courier or messenger delivery, addressed to the party to be notified as follows:


       If to Lender, at:             Sanwa Business Credit Corporation
                                     One South Wacker Drive
                                     Chicago, Illinois  60606
                                     Attn:  Executive Vice President -
                                            Commercial Finance Division

       with a copy to:               Sachnoff & Weaver, Ltd.
                                     30 South Wacker Drive
                                     Suite 2900
                                     Chicago, Illinois 60606
                                     Attn: Richard G. Smolev

       If to Borrower, at:           The Roach Organization, Inc.
                                     c/o TRO Learning, Inc.
                                     Poplar Creek Office Building
                                     1721 Moon Lake Boulevard
                                     Suite 555
                                     Hoffman Estates, IL  60194
                                     Attn:  William R. Roach

       with a copy to:               Winston & Strawn
                                     35 West Wacker Drive
                                     Chicago, Illinois 60601
                                     Attn: Leland Hutchinson


or to such other address as each party may designate for itself by like notice. Such notices shall be deemed delivered two days after being deposited in the United States mail, if mailed, one business day after deposit with the overnight delivery service, if sent by overnight delivery, or upon actual receipt.

    The section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. All references herein to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words "herein", "hereof", "hereby", "hereto", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or subdivision hereof. All Exhibits which are referred to herein or attached hereto are hereby incorporated by reference.

     13.11 RELEASE OF CLAIMS. Borrower releases Lender from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from:
(i) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral; (ii) Lender's notification to any Account Debtor of Lender's security interests in the Accounts and Special Collateral; (iii) Lender's directing any Account Debtor to pay any sums owing to Borrower directly to Lender; and (iv) any other act or omission to act on the part of Lender, its officers, agents or employees, except for gross negligence or willful misconduct.

     13.12 REPRESENTATION BY COUNSEL. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the Ancillary Agreements; that it has read and fully understood the terms hereof and intends to be bound hereby. This Agreement has been thoroughly reviewed by counsel for Borrower and in the event of an ambiguity or conflict in the terms hereof, there shall be no presumption against Lender as the drafter hereof.

     13.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

     13.14 LENDER'S WAIVER OF JURY. LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR PROSECUTE ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.


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


     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date specified at the beginning hereof.


                                     THE ROACH ORGANIZATION, INC.


                                     By:      /s/  SHARON  FIERRO
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------



                                     TRO LEARNING (CANADA), INC.


                                     By:       /s/  SHARON  FIERRO
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------




                                     SANWA BUSINESS CREDIT CORPORATION


                                     By:       /s/  CHESTER R. ZARA
                                           ------------------------------------
                                     Name:   CHESTER R. ZARA
                                           ------------------------------------
                                     Title:  VICE PRESIDENT
                                           ------------------------------------



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